                                                                    EXHIBIT 10.1
                                                                    ------------

                               U.S. $25,000,000

                       SENIOR REVOLVING LOAN AGREEMENT,

                         dated as of December 23, 1993

                                     among

                          CONSOLIDATION COAL COMPANY

                                as the Borrower

                                      and

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                                  as the Bank

                               TABLE OF CONTENTS


                                                                            Page
ARTICLE I

                           DEFINITIONS....................................    1
     SECTION 1.1    Defined Terms.........................................    1
     SECTION 1.2    Use of Defined Terms..................................   15
     SECTION 1.3    Accounting and Financial Determinations...............   15

ARTICLE II

                           COMMITMENTS....................................   15
     SECTION 2.1    Commitments...........................................   15
     SECTION 2.2    Total Commitment Amount...............................   16
     SECTION 2.3    Fees..................................................   16
     SECTION 2.4    Commitment Termination Date...........................   16

ARTICLE III

                           LOANS AND NOTES................................   17
     SECTION 3.1    Borrowing Procedure...................................   17
     SECTION 3.2    Note..................................................   17
     SECTION 3.3    Principal Payments and Prepayments....................   17
     SECTION 3.4    Interest..............................................   18
     SECTION 3.5    Post-Maturity Rates...................................   19
     SECTION 3.6    Payment Dates.........................................   19
     SECTION 3.7    Payments, Computations, etc...........................   19
     SECTION 3.8    Setoff................................................   20
     SECTION 3.9    Taxes.................................................   20

ARTICLE IV

                  BASE RATE, CD RATE AND LIBO RATE
                           OPTIONS FOR THE LOANS..........................   22
     SECTION 4.1    Elections.............................................   22
     SECTION 4.2    Fixed Rate Lending Unlawful...........................   24
     SECTION 4.3    Deposits Unavailable..................................   24
     SECTION 4.4    Capital Adequacy; Increased Costs, etc................   24
     SECTION 4.5    Funding Losses........................................   25

ARTICLE V

                           CONDITIONS PRECEDENT............................  26
     SECTION 5.1       Initial Borrowing...................................  26
     SECTION 5.1.1     Resolutions, etc....................................  26
     SECTION 5.1.2     Delivery of Notes...................................  27
     SECTION 5.1.3     Opinions of Counsel.................................  27
     SECTION 5.1.4     Parent Guaranty.....................................  27
     SECTION 5.1.5     Significant Subsidiary Guaranty.....................  27
     SECTION 5.1.6     Subordination Agreement.............................  27
     SECTION 5.1.7     Credit Rating.......................................  27
     SECTION 5.1.8     Facilities to be Terminated.........................  27
     SECTION 5.1.9     Satisfactory Legal Form.............................  27
     SECTION 5.2       All Loans...........................................  28
     SECTION 5.2.1     Compliance with Warranties, non-Default. etc........  28
     SECTION 5.2.2     Absence of Litigation, etc..........................  28
     SECTION 5.2.3     Loan Request........................................  28

ARTICLE VI

                           WARRANTIES, ETC.................................  29
     SECTION 6.1       Organization, Power, Authority, etc.................  29
     SECTION 6.2       Due Authorization...................................  29
     SECTION 6.3       Validity, etc.......................................  29
     SECTION 6.4       Financial Information...............................  29
     SECTION 6.5       Absence of Certain Default..........................  30
     SECTION 6.6       Litigation, etc.....................................  30
     SECTION 6.7       Regulation U........................................  30
     SECTION 6.8       Government Regulation...............................  30
     SECTION 6.9       Certain Contractual Obligations or Organic
                       Documents...........................................  31
     SECTION 6.10      Taxes...............................................  31
     SECTION 6.11      Pension and Welfare Plans...........................  31
     SECTION 6.12      Labor Controversies.................................  31
     SECTION 6.13      Subsidiaries and Significant Subsidiaries...........  31
     SECTION 6.14      Patents, Trademarks, etc............................  31
     SECTION 6.15      Ownership of Properties; Liens......................  32
     SECTION 6.16      Accuracy of Information.............................  32
     SECTION 6.17      Environmental Warranties............................  32

ARTICLE VII

                           COVENANTS.......................................  34
     SECTION 7.1       Certain Affirmative Covenants.......................  34
     SECTION 7.1.1     Financial Information, etc..........................  34
     SECTION 7.1.2     Maintenance of Corporate Existences, etc............  35
     SECTION 7.1.3     Foreign Qualification...............................  35

     SECTION 7.1.4     Payment of Taxes, etc...............................  35
     SECTION 7.1.5     Insurance...........................................  35
     SECTION 7.1.6     Notice of Default, Litigation, etc..................  36
     SECTION 7.1.7     Performance of Loan Documents.......................  37
     SECTION 7.1.8     Books and Records...................................  37
     SECTION 7.1.9     Significant Subsidiary Guaranty.....................  37
     SECTION 7.1.10    Environmental Covenant..............................  37
     SECTION 7.2       Certain Negative Covenants..........................  37
     SECTION 7.2.1     Indebtedness for Borrowed Money.....................  37
     SECTION 7.2.2     Liens...............................................  38
     SECTION 7.2.3     Consolidation, Merger, etc..........................  39
     SECTION 7.2.4     Transactions with Affiliates........................  39
     SECTION 7.2.5     Sale or Discount of Receivables.....................  39
     SECTION 7.2.6     Dividends...........................................  40
     SECTION 7.2.7     Inconsistent Agreements.............................  40
     SECTION 7.2.8     Loans, Advances and Investments.....................  40
     SECTION 7.2.9     Guaranties..........................................  40
     SECTION 7.2.10    Securities..........................................  41
     SECTION 7.2.11    Business Activities.................................  41

ARTICLE VIII

                           EVENTS OF DEFAULT...............................  42
     SECTION 8.1       Events of Default...................................  42
     SECTION 8.1.1     Non-Payment of Liabilities..........................  42
     SECTION 8.1.2     Non-Performance of Certain Covenants................  42
     SECTION 8.1.3     Certain Defaults on Other Indebtedness for Borrowed
                       Money...............................................  42
     SECTION 8.1.4     Bankruptcy, Insolvency, etc.........................  42
     SECTION 8.1.5     Control of the Borrower or CEI......................  43
     SECTION 8.1.6     Non-Performance of Other Obligations................  43
     SECTION 8.1.7     Breach of Representation or Warranty................  43
     SECTION 8.1.8     Pension Plans.......................................  43
     SECTION 8.1.9     Judgments...........................................  43
     SECTION 8.1.10    Parent Guaranty, Significant Subsidiary Guaranty and
                       Subordination.......................................  43
     SECTION 8.1.11    Credit Rating.......................................  44
     SECTION 8.2       Action if Bankruptcy................................  44
     SECTION 8.3       Action if Other Event of Default....................  44

ARTICLE IX

                       NO PREFERENTIAL PROVISIONS..........................  44
     SECTION 9.1       No Preferential Provisions..........................  44

     SECTION 9.2       Pro Rate Borrowings and Payments....................  45

ARTICLE X

                           MISCELLANEOUS...................................  45
     SECTION 10.1      Waivers, Amendments, etc............................  45
     SECTION 10.2      Notices.............................................  45
     SECTION 10.3      Costs and Expenses..................................  45
     SECTION 10.4      Indemnification.....................................  45
     SECTION 10.5      Survival............................................  46
     SECTION 10.6      Severability........................................  46
     SECTION 10.7      Headings............................................  46
     SECTION 10.8      Counterparts, Effectiveness, etc....................  46
     SECTION 10.9      Governing Law; Entire Agreement.....................  46
     SECTION 10.10     Successors and Assigns..............................  47
     SECTION 10.11     Sale and Transfers, etc., of Loans and Notes;
                       Participations in Loans and Notes...................  47
     SECTION 10.12     Other Transactions..................................  49
     SECTION 10.13     Waiver of Jury Trial................................  49
     SECTION 10.14     Consent to Jurisdiction and Service of Process......  49

                                   EXHIBITS


EXHIBIT A   -   Note

EXHIBIT B   -   Loan Request

EXHIBIT C   -   Continuation/Conversion Notice

EXHIBIT D   -   Confidentiality Agreement

EXHIBIT E   -   Disclosure Schedule

EXHIBIT F   -   Opinion of Borrower's General Counsel

EXHIBIT G   -   Parent Guaranty

EXHIBIT H   -   Significant Subsidiary Guaranty

EXHIBIT I   -   Assignment and Acceptance

EXHIBIT J   -   Commitment Termination Date Extension Request

EXHIBIT K   -   Not assigned

EXHIBIT L   -   Subordination Agreement

EXHIBIT M   -   Permitted Investments

EXHIBIT N   -   LIBOR and Domestic Offices of Banks and Addresses for
                Notices

                        SENIOR REVOLVING LOAN AGREEMENT

     THIS SENIOR REVOLVING LOAN AGREEMENT, dated as of December 23, 1993, between CONSOLIDATION COAL COMPANY, a Delaware corporation (the "Borrower"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Bank").

                              W I T N E S S E T H:

     WHEREAS, the Bank granted to the Borrower a $19,700,000 Commitment pursuant to which Loans were to be made under a $200,000,000 Senior Revolving Loan Agreement dated December 31, 1991, among the Borrower, the Bank, various other banks and the Bank of Nova Scotia, acting as Agent (the "1991 Agreement"), and

     WHEREAS, the Borrower desires to obtain a Commitment from the Bank under this Agreement pursuant to which Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed $25,000,000, will be made to the Borrower from time to time prior to the Commitment Termination Date; and

     WHEREAS, the Bank is willing, on the terms and conditions hereinafter set forth (including Article V), to extend such Commitment and make such Loans to the Borrower; and

     WHEREAS, the proceeds of such Loans will be used for general corporate purposes and working capital purposes of the Borrower and Subsidiaries of CEI;

     NOW, THEREFORE, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1    Defined Terms.  The following terms (whether or not
                    -------------
underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Affiliate" of any Person means any other Person which, directly or
      ---------
indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Pension Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power:

          (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of such Person; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreement" means, at any date, this loan agreement, a reconstituted 1991
      ---------
Agreement, as originally in effect on the Effective Date, and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect on such date.

     "Applicable Margin" means, for any Interest Period, the amount indicated
      -----------------
below for each type of Loan based upon the Credit Rating for each day during such Interest Period:

                     LIBO       CD        Base
                     Rate       Rate      Rate
Credit Rating        Loans      Loans     Loans
-------------        -----      -----     -----

Level I              0.375%     0.50%        0%
Level II             0.50%      0.625%       0%
Level III            1.25%      1.25%      1.0%

     "Approval" means each and every approval, consent, filing and registration
      --------
by or with any Federal, state or other regulatory authority necessary to authorize or permit the execution, delivery or performance of this Agreement, the Notes or any other Loan Document or for the validity or enforceability hereof or thereof.

     "Assessment Rate" means, for any Interest Period for CD Rate Loans, the net
      ---------------
annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) estimated by the Bank to be the then current annual assessment payable by insured banks to the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits at such banks in the United States.

     "Assignment and Acceptance" means any assignment and acceptance,
      -------------------------
substantially in the form of Exhibit I hereto.
                             ---------

     "Authorized Officer" means, relative to any Loan Party, those of its
      ------------------
officers whose signatures and incumbency shall have been certified to the Bank .

     "Bank" is defined in the preamble.
      ----                    --------

     "Base Rate" means at any time and with respect to all Base Rate Loans, a
      ---------
fluctuating rate of interest per annum equal to the higher of:

          (a) the rate of interest most recently announced by the Bank in New York, New York as its base rate or prime rate or prime commercial lending rate (of which announcements the Bank shall make all reasonable efforts to give notice promptly to the Borrower); and

          (b) the Federal Funds Rate plus 1/2%.

     The Base Rate is not necessarily intended to be the lowest rate of interest charged by the Bank in connection with extensions of credit. Changes in the rate of interest on Loans maintained as Base Rate Loans shall take effect simultaneously with each change in the Base Rate.

     "Base Rate Loan" is defined in Section 4.1.
      --------------                -----------

     "Borrower" is defined in the preamble.
      --------                    --------

     "Borrowing" means the Loans made by the Bank on any Business Day in
      ---------
accordance with Section 3.1.
                -----------

     "Business Day" means:
      ------------

          (a) any day which is neither a Saturday or Sunday nor a legal holiday in the State of New York or Pennsylvania or Georgia on which Banks are authorized or required to be closed in New York City or Pittsburgh or Atlanta; and

          (b)  relative to the date of

               (i) making or continuing any portion of any Loans as, or converting any portion of any Loans from or into LIBO Rate Loans,

               (ii) making any payment or Prepayment of principal of or payment of interest on the portion of the principal amount of the Loans being maintained as LIBO Rate Loans, and

               (iii) the Borrower's giving any notice (or the number of Business Days to elapse prior to the effectiveness thereof) in connection with any matter referred to in clause (b)(i) or (b)(ii),
                                                           ------    -------

     a banking business day of the Bank at, and on which dealings in Dollars are carried on in the interbank eurodollar market of, the Bank's LIBOR Office.

     "CD Rate" means, relative to an Interest Period, the rate (expressed as a
      -------
decimal) of interest determined by the Bank to be the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the bid rates quoted to the Bank in the secondary market at approximately 10:00 a.m. New York City time (or as soon thereafter as practicable) on the first day of such Interest Period by two certificate of deposit dealers of recognized standing selected by the Bank in its sole discretion for the purchase from the Bank at face value of certificates issued by the Bank in an amount approximately equal or comparable to the amount of the Bank's CD Rate Loan to be outstanding during such Interest Period and for the number of days comprised therein.

     "CD Rate Loan" is defined in Section 4.1.
      ------------                -----------

     "CD Rate (Reserve Adjusted)" means a rate per annum (rounded upwards, if
      --------------------------
necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

CDR(RA)      =                 CDR          +  AR
                     -----------------------
                          (1.00 - CDRR)

     where,

          CDR(RA)    =      CD Rate (Reserve Adjusted)
          CDR        =      CD Rate
          CDRR       =      CD Reserve Requirement
          AR         =      Assessment Rate

     "CD Reserve Requirement" means, relative to each Interest Period, a
      ----------------------
percentage (expressed as a decimal) equal to the aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such Interest Period) on the first day of such Interest Period, as specified under Regulation D of the F.R.S. Board, or any other regulation of the F.R.S. Board which prescribes reserve requirements applicable to non-personal time deposits as presently defined in Regulation D, as then applicable to the class of banks of which the Bank is a member, on deposits of the type used as a reference in determining the CD Rate and having a maturity approximately equal to such Interest Period.

     "CEI" means Consol Energy Inc., a Delaware corporation.
      ---

     "CERCLA" means the Comprehensive Environmental Response, Compensation and
      ------
Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation
      -------
Liability Information System List.

     "Change in Control" means:
      -----------------

          (a) with respect to the Borrower, the failure of CEI to own, directly or indirectly, free and clear of all Liens or other encumbrances, one hundred percent (100%) of the outstanding shares of capital stock of the Borrower on a fully diluted basis; and

          (b) with respect to CEI, the failure of Du Pont and/or Rheinbraun AG and RG to own, directly or indirectly, a cumulative total of at least fifty-one percent (51%) of the outstanding shares of capital stock of CEI, on a fully diluted basis, in each case, free and clear of all Liens or other encumbrances.

     "CII" means Consol Inc., a Delaware corporation.
      ---

     "Code" means the Internal Revenue Code of 1986, and the regulations
      ----
thereunder, as amended from time to time.

     "Commercial Paper Indebtedness" means commercial paper issued by the
      -----------------------------
Borrower with an original maturity of not more than 270 days from the date of issuance, incurrence or other creation thereof and, at the time any determination thereof is to be made, means the then aggregate outstanding face amount (if issued, incurred or created on a discount basis) or principal amount together with interest thereon to stated maturity (if issued, incurred or created on an interest-bearing basis) of such commercial paper.

     "Commitment" means the Bank's obligation to make Loans pursuant to Section
      ----------                                                        -------
2.1.
---

     "Commitment Termination Date" means the earliest of
      ---------------------------

          (a)  December 18, 1994 as such date may be extended pursuant to
Section 2.4;
        ---

          (b) five Business Days after notice is given by the Borrower to the Bank for purposes of designating a Commitment Termination Date pursuant to this clause, provided that, on such designated Commitment Termination Date,
                  --------
     no Loans are outstanding;

          (c) immediately and without further action upon the occurrence of any Default described in Section 8.1.4 with respect to the Borrower; and
                          -------------

          (d) immediately when any other Event of Default shall have occurred and be continuing and the Loans shall be declared to be due and payable pursuant to Section 8.3.
                 -----------

     "Commitment Termination Date Extension Request" means a request
      ---------------------------------------------
substantially in the form of Exhibit J attached hereto duly executed by an
                             ---------
Authorized Officer of the Borrower.

     "Confidentiality Agreement" means a confidentiality agreement duly executed
      -------------------------
by an Authorized Officer of the Borrower and the Bank substantially in the form of Exhibit D attached hereto (as such may be amended, supplemented, restated or
   ---------
otherwise modified and in effect from time to time with the consent of the Borrower and the Bank).

     "Consolidated Subsidiary" of any Person means, at any time, every
      -----------------------
Subsidiary which would be included as a consolidated subsidiary of such Person in its consolidated financial statements as of such time; unless otherwise specified, "Consolidated Subsidiary" means a Consolidated Subsidiary of CEI and shall include the Borrower.

     "Continuation/Conversion Notice" means a notice of continuation or
      ------------------------------
conversion and certificate duly executed by the chief executive or financial Authorized Officer of the Borrower substantially in the form of Exhibit C
                                                                ---------
attached hereto.

     "Contractual Obligation" means, relative to any Person, any provision of
      ----------------------
any security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Controlled Group" means all members of a controlled group of corporations
      ----------------
and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower or either Guarantor, are treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA.

     "Credit Rating" means the credit rating of the Borrower's long-term
      -------------
unsecured debt securities without third-party credit enhancement by any two of S&P, Moody's, D&P, or Fitch, one of which must be S&P or Moody's. "Level I" Credit Rating means a Credit Rating of any two credit rating agencies, one of which must be by S&P or Moody's, of at least A- in the case of S&P, at least A3 in the case of Moody's, at least A- in the case of D&P and at least A- in the case of Fitch. "Level III" Credit Rating means a Credit Rating of any two credit rating agencies, one of which must be by S&P or Moody's, of less than A-but at least BBB- in the case of S&P, less than A3 but at least Baa3 in the case of Moody's, less than A-but at least BBB- in the case of D&P or less than BBB-in the case of Fitch. "Level III" Credit Rating means a Credit Rating of any two credit rating agencies, one of which must be by S&P or Moody's, of less than BBB- in the case of S&P, less than Baa3 in the case of Moody's, less than BBB-in the case of D&P and less than BBB- in the case of Fitch, or there being neither a Credit Rating from S&P nor Moody's, at the same time.

     "Default" means any Event of Default or any condition or event which, after
      -------
notice or lapse of time or both, would constitute an Event of Default.

     "Dollar" and the sign "$" mean lawful money of the United States of
      ------
America.

     "Domestic Office" means, relative to the Bank, the office of the Bank
      ---------------
designated as such on Exhibit N hereto or such other office of the Bank (or any
                      ---------
successor or assign of the

Bank) within the United States of America as may be designated from time to time by notice from the Bank to each other Person party hereto.

     "D&P" means Duff & Phelps Credit Rating Co.
      ---

     "Du Pont" means E.I. Du Pont de Nemours and Company, a Delaware
      -------
corporation.

     "Effective Date" means the date this Agreement becomes effective pursuant
      --------------
to Section 10.8.
   ------------

     "Environmental Laws" means all applicable federal, state or local statutes,
      ------------------
laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including CERCLA and SMCRA.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Event of Default" is defined in Section 8.1.
      ----------------                -----------

     "Exemption Agreement" is defined in Section 3.9(c).
      -------------------                --------------

     "Exemption Presentation" is defined in Section 3.9(d).
      ----------------------                --------------

     "Extension Effective Date" means, with respect to any Commitment
      ------------------------
Termination Date, the date which is 60 days prior to such Commitment Termination Date.

     "Facilities to be Terminated" means certain commitments made under the 1991
      ---------------------------
Agreement, all of which will be terminated on or prior to the Effective Date as provided in Section 5.1.8.

     "Federal Funds Rate" means, for any day, a fluctuating interest rate per
      ------------------
annum equal to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three federal funds brokers of recognized standing selected by it.

     "Fiscal Quarter" means any quarter of a Fiscal Year.
      --------------

     "Fiscal Year" means any period of twelve consecutive calendar months ending
      -----------
on December 31.

     "Fitch" means Fitch Investors Service, Inc.
      -----

     "Fixed Rate Loan" is defined in Section 4.1.
      ---------------                -----------

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System
      ------------
(or any successor).

     "GAAP" means generally accepted United States accounting principles.
      ----

     "Guarantors" means CEI and CI.
      ----------

     "Guaranty" means any agreement, undertaking or arrangement by which any
      --------
Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of the obligor's obligation under any guaranty shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability thereby guaranteed.

     "Hazardous Material" means
      ------------------

          (a)  any "hazardous substance", as defined by CERCLA;

          (b)  any "hazardous waste", as defined by RCRA;

          (c)  any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law.

     "hereof", "hereto", "hereunder" and similar terms refer to this Agreement
      ------    ------    ---------
and not to any particular Section or provision of this Agreement.

     "Impermissible Qualification" means, relative to the opinion by independent
      ---------------------------
public accountants as to any financial statement of CEI, any qualification or exception to such opinion:

          (a)  which is of a "going concern" or similar nature;

or

          (b) which relates to the limited scope of examination of matters relevant to such financial information.

     "including" means including without limiting the generality of any
      ---------
description preceding such term.

     "Indebtedness" of any Person means, without duplication:
      ------------

          (a) Indebtedness for Borrowed Money;

          (b) all items other than as described in clause (a) which, in
                                                   ----------
     accordance with GAAP, would be included as liabilities on the liability side of a balance sheet of such Person as of the date at which Indebtedness is to be determined; and

          (c) whether or not so included as liabilities in accordance with GAAP

              (i) all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements) whether or not such indebtedness shall have been assumed by such Person,

               (ii) all Guaranties issued by such Person

     "Indebtedness for Borrowed Money" of any Person means, without duplication,
      -------------------------------
all obligations of such Person, and all Guaranties issued by such Person, for borrowed money (including all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes, unpaid reimbursement obligations under drawn letters of credit or other similar instruments) on which interest charges are customarily paid.

     "Indemnified Liabilities" is defined in Section 10.4.
      -----------------------                ------------

     "Instrument" means any document or writing (whether by formal agreement,
      ----------
letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any right to any Lien is granted or perfected.

     "Interest Period" means, relative to any Fixed Rate Loan, the period which
      ---------------
shall begin on (and include) the date on which such Fixed Rate Loan is made or continued as, or converted into, a Fixed Rate Loan pursuant to Section 4.1, and,
                                                               -----------
unless the final maturity of such Fixed Rate Loan is accelerated, shall end on (but exclude) the day which is, in the case of a CD Rate Loan 30, 60 or 90 days thereafter, or which, in the case of a LIBO Rate Loan, numerically corresponds to such date one week or one, two, or three months thereafter, in either case as the Borrower may select in its relevant notice pursuant to
Section 4.1; provided, however, that:
-----------

          (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than eight different dates;

          (b) absent such selection, the Borrower shall be deemed to have selected an Interest Period of one month or 30 days, as the case may be; provided, that if another duration shall be required in order to comply
     --------
     with clause (a) such Loan shall be a Base Rate Loan for such duration;
          ----------

          (c) if such Interest Period applies to LIBO Rate Loans and there exists no numerically corresponding day in such month, such Interest Period shall end on the last Business Day of such month;

          (d) if such Interest Period applies to LIBO Rate Loans and such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the Business Day next following such numerically corresponding day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the preceding Business Day); and

          (e) no Interest Period shall end later than the date established pursuant to clause (a) or (b) of the definition of Commitment Termination
                 ----------    ---
     Date.

     "Liabilities" means all obligations (monetary or otherwise) of the Borrower
      -----------
under this Agreement, the Notes and each other Loan Document.

     "LIBO Rate" means, relative to each Interest Period applicable to any LIBO
      ---------
Rate Loans comprising all or any part of any Borrowing, conversion or continuation, the rate per annum which appears on Telerate page 3750 or Telerate page 4833 as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period, provided that (i) if more than one such offered rate appears on the Telerate page, the LIBO Rate will be the arithmetic average (rounded, if necessary, to the nearest 1/100th of 1%) of such offered rates; and (ii) if no such offered rates appear on such page, the LIBO Rate for such Interest Period will be the arithmetic average (rounded, if necessary, to the nearest 1/100th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Borrower, at approximately 11:00 a.m., New York City time, two Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal to the amount of the LIBO Rate Loan of the Bank to be outstanding during such Interest Period.

     "LIBO Rate Loan" is defined in Section 4.1.
      --------------                -----------

     "LIBO Rate (Reserve Adjusted)" means, relative to any portion of a Loan to
      ----------------------------
be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

     LIBO Rate          =              LIBO Rate
                             -----------------------------
     (Reserve Adjusted)      1 - LIBOR Reserve Percentage

The Bank shall determine the LIBO Rate (Reserve Adjusted) for each Interest Period, applicable to LIBO Rate Loans comprising all or part of any Borrowing, conversion or continuation and promptly notify the Borrower thereof (which determination shall, in the absence of demonstrable error, be conclusive and binding on the Borrower) and, if requested by the Borrower, deliver a statement showing the computation used by the Bank in making such determination.

     "LIBOR Office" means the office of the Bank designated as such on Exhibit N
      ------------                                                     -------
hereto or such other domestic or foreign office or offices of the Bank (as designated from time to time by notice from the Bank to the Borrower).

     "LIBOR Reserve Percentage" means, relative to each Interest Period, a
      ------------------------
percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the F.R.S. Board, for determining reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other applicable regulation of the F.R.S. Board which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D as applicable to the Bank or any Participant of the Bank with respect to such participation.

     "Lien" means any mortgage, pledge, hypothecation, charge, assignment,
      ----
deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever securing Indebtedness (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, accompanied by the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

     "Loans" is defined in Section 2.1.
      -----                -----------

     "Loan Document" means this Agreement and each Instrument and any other
      -------------
document from time to time executed and delivered to the Bank pursuant hereto, whether or not mentioned herein, including the Notes, the Parent Guaranty, the Significant Subsidiary Guaranty and the Subordination Agreement.

     "Loan Party" means the Borrower, each Guarantor, each Significant
      ----------
Subsidiary and any other party (other than the Bank) that executes and delivers a Loan Document.

     "Loan Request" means a loan request and certificate duly executed by the
      ------------
chief executive or financial Authorized Officer of the Borrower substantially in the form of Exhibit B attached hereto.
            ---------

     "Materially Adverse Effect" means any occurrence of whatever nature
      -------------------------
(including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which would reasonably be expected, on a consolidated basis for CEI and its Subsidiaries (including the Borrower) in accordance with GAAP, to have a materially adverse effect on (a) the consolidated financial condition, business, operations or properties of CEI and its Subsidiaries (including the Borrower) taken as a whole or (b) the ability of the Borrower or any other Loan Party to perform any of its payment or other material obligations under this Agreement or any other Loan Document.

     "Maturity" means, relative to any Loan, the date on which such Loan is
      --------
stated to be due and payable, in whole or in part (in accordance with the Note evidencing such Loan, this Agreement, or otherwise), or such earlier date when such Loan (or any portion thereof) shall be or become due and payable, in whole or in part, in accordance with the terms of this Agreement, whether by required prepayment, declaration, or otherwise.

     "Monthly Payment Date" means the last day of each calendar month, or if
      ---------------
such day is not a Business Day, the next succeeding Business Day.

     "Moody's" means Moody's Investors Service, Inc.
      -------

     "Non-United States Person" means a Person who is not (i) a citizen,
      ------------------------
national or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) an estate or trust, in each case the income of which is subject to United States Federal income taxation regardless of the source of its income.

     "Note" means any promissory note of the Borrower, dated the date hereof,
      ----
substantially in the form of Exhibit A attached hereto (as such promissory note
                             ---------
may be amended, endorsed, or otherwise modified from time to time) and all other promissory notes accepted from time to time in substitution, replacement, or renewal therefor.

     "Ongoing Indebtedness" means the Indebtedness described in Item 7.2.1(iii)
      --------------------                                      ---------------
of Exhibit E hereto.
   ---------

     "Organic Document" means, relative to any corporation, its certificate of
      ----------------
incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

     "Parent Guaranty" means that certain guaranty, executed by each Guarantor,
      ---------------
substantially in the form of Exhibit G attached hereto (as such may be amended,
                             ---------
supplemented, restated or otherwise modified and in effect from time to time).

     "Participant" is defined in Section 10.11.
      -----------                -------------

     "PBGC" means the Pension Benefit Guaranty Corporation, a United States
      ----
corporation and any entity succeeding to all or any of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in section
      ------------
3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the five years preceding this Agreement, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Permitted Investment" means, at any time, each of the investments listed
      --------------------
on Exhibit M hereto.
   ---------

     "Person" means any natural person, corporation, firm, association,
      ------
government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Purchasing Bank" is defined in Section 10.11(b).
      ---------------                ----------------

     "Quarterly Payment Date" means the last day of any Fiscal Quarter or, if
      -----------------
such day is not a Business Day, the next succeeding Business Day.

     "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. Section
      ----
6901, et seq., as in effect from time to time.

     "Regulatory Change" means, relative to any Bank, any change after the date
      -----------------
hereof in any (or the adoption after the date hereof of any new):

          (a) United States Federal or state law or foreign law applicable to such Bank; or

          (b) rule, regulation, interpretation, directive or request (whether or not having the force of law) applying to such Bank of any court or governmental authority charged with the interpretation or administration of any law referred to in clause (a) or of any fiscal, monetary or other
                            ----------
     authority having jurisdiction over such Bank.

     "Release" means a "release", as such term is defined in CERCLA.
      -------

     "Reportable Event" means a "reportable event" described in Section 4043(b)
      ----------------
of ERISA for which the 30-day notice requirement contained in 29 C.F.R.
(S)2613.8(a) has not been waived.

     "RG" means Rheinbraun US Gmbh, a corporation existing under the laws of The
      --
Federal Republic of Germany.

     "Rheinbraun AG" means, Rheinbraun AG, a corporation existing under the laws
      ----------
of The Federal Republic of Germany.

     "SEC" means the Securities and Exchange Commission (or any government body
      ---
or agency succeeding to the functions of such Commission).

     "Significant Subsidiary" means McElroy Coal Company, a Delaware
      ----------------------
corporation; Conrhein, a Pennsylvania general partnership; Consol Pennsylvania Coal Company, a Delaware corporation; Consol Sales Company, a Delaware corporation; Fairmont Supply Company, a Delaware corporation; Consolidation Coal Sales Company, a Delaware corporation; Island Creek Coal Company, a Delaware corporation, Island Creek Corporation, a California corporation; Laurel Run Mining Company, a Virginia corporation; and Nineveh Coal Company, a Delaware corporation, and any other wholly-owned direct or indirect Subsidiary of CEI whose assets exceed 5% of the consolidated assets of CEI and the Consolidated Subsidiaries or whose revenues exceed 5% of the consolidated revenues of CEI and the Consolidated Subsidiaries or any other wholly-owned direct or indirect Subsidiary of CEI so designated by the Borrower after the Effective Date.

     "Significant Subsidiary Guaranty" means that certain guaranty, executed by
      -------------------------------
each Significant Subsidiary, substantially in the form of Exhibit H attached
                                                          ---------
hereto (as such may be amended, supplemented, restated or otherwise modified and in effect from time to time).

     "SMCRA" means the Federal Surface Mining Control and Reclamation Act of
      -----
1977, as in effect from time to time.

     "S&P" means Standard & Poor's Corporation.
      ---

     "Subordination Agreement" means that certain subordination agreement,
      -----------------------
substantially in the form of Exhibit L attached hereto (as such may be amended,
                             ---------
supplemented, restated or otherwise modified with the written consent of the Bank and in effect from time to time).

     "Subsidiary" of any corporation means any other corporation more than 50%
      ----------
of the outstanding shares of capital stock of which having ordinary voting power for the election of directors is owned directly or indirectly by such corporation, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of CEI (other than the Borrower).

     "Taxes" is defined in Section 3.09.
      -----                ------------

     "Total Commitment Amount" is defined in Section 2.2.
      -----------------------                -----------

     "Transferee" is defined in Section 10.11(c).
      ----------                ----------------

     "type" means, relative to the outstanding principal amount of all or any
      ----
portion of a Loan, the portion thereof, if any, being maintained as a Base Rate Loan, a CD Rate Loan or a LIBO Rate Loan.

     "United States" or "U.S." means the United States of America, its 50 States
      -------------      ----
and the District of Columbia.

     "Welfare Plan" means a "welfare plan", as such term is defined in section
      ------------
3(1) of ERISA (other than a multiemployer plan as defined in section 3(37) of ERISA), under which the Borrower, either Guarantor or any Subsidiary may have any liability, including any obligation to contribute.

     SECTION 1.2    Use of Defined Terms.  Terms for which meanings are provided
                    --------------------
in this Agreement shall, unless otherwise defined or the context otherwise requires, have such meanings when used in the Exhibits attached hereto, each Loan Request, Continuation/ Conversion Notice, notice and other communication delivered from time to time in connection with this Agreement or any Loan Document and the definitions of such terms are applicable to the singular as well as the plural form of such terms, as the context requires.

     SECTION 1.3    Accounting and Financial Determinations.  Where the
                    ---------------------------------------
character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP used in, and consistently applied with, the financial statements referred to in Section 6.4.
                                    -----------


                                  ARTICLE II

                                  COMMITMENTS

     SECTION 2.1    Commitments.  Subject to the terms and conditions of this
                    -----------
Agreement (including Article V), the Bank agrees that it will, from time to time
                     ---------
on any Business Day occurring during the period commencing on the Effective Date and continuing to (but not including) the Commitment Termination Date, make loans ("Loans") to the
        -----

Borrower equal to the amount of the Borrowing requested on each such Business Day; provided, however, that the Bank shall not be permitted or required to make
     --------  -------
any Loan if, after giving effect thereto,

          the sum of the aggregate amount of Commercial Paper Indebtedness and the aggregate principal amount of all Loans outstanding at any one time from the Bank plus the aggregate amount of all loans outstanding at any one time under the other Senior Revolving Loan Agreements would exceed $200,000,000.

Subject to the terms hereof, the Borrower may from time to time prior to the Commitment Termination Date borrow, prepay, and reborrow amounts pursuant to the Commitment.

     SECTION 2.2    Total Commitment Amount.  The aggregate amount (the "Total
                    -----------------------                              -----
Commitment Amount") of the Bank's Commitment on any date on or prior to the
-----------------
Commitment Termination Date shall be $25,000,000 less all voluntary reductions to such amount made by the Borrower; provided, however, that all such reductions
                                     --------  -------
shall require at least three Business Days' prior notice to the Bank and be permanent, and all partial reductions of such amount, in the case of any voluntary reduction, shall be in minimum amounts of $500,000 and in integral multiples of $100,000 in excess thereof.

     SECTION 2.3    Fees.  The Borrower agrees to pay
                    ----

          the Bank, for the period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing
                      ---------
     through the Commitment Termination Date, a commitment fee at the rate of
     (i) 0.10% per annum for each day in such period when the Credit Rating is Level I and (ii) 0.15% per annum for each day in such period when the Credit Rating is Level II and (iii) 0.20% per annum for each day in such period when the Credit Rating is Level III, on the daily average of the excess of the Commitment Amount over the outstanding principal amount of the Bank's Loans. Such commitment fees shall be payable by the Borrower quarterly in arrears to the Bank for the period ending on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Commitment Termination Date.

     SECTION 2.4    Commitment Termination Date.  The Commitment shall terminate
                    ---------------------------
and the Bank shall be relieved of its obligation to make any Loan on the Commitment Termination Date. The Borrower may from time to time request an extension of the Commitment Termination Date for an additional 360 days by executing and delivering to the Bank a Commitment Termination Date Extension Request at least thirty (30) but not more than forty-five (45) days prior to the then current Extension Effective Date. The Commitment Termination Date shall be so extended if the Bank on or prior to the then current Extension Effective Date duly executes a counterpart of such Commitment Termination Date Extension Request; provided, that any such extension shall not be effective before the
         --------
then current

Extension Effective Date. The Bank may in its sole and absolute discretion withhold its consent to any such Commitment Termination Date Extension Request.


                                  ARTICLE III

                                LOANS AND NOTES

     SECTION 3.1    Borrowing Procedure.  By giving notice to the Bank on or
                    -------------------
before 12:00 noon, New York time, the Borrower may from time to time irrevocably request, on not less than three (or same-day in the case of a Base Rate Loan) nor more than five Business Days' notice, that a Borrowing be made by the Bank in an aggregate amount equal to the lesser of (i) a minimum amount of $500,000 and an integral multiple of $100,000 in excess thereof, or (ii) the unused amount of the Commitment then available pursuant to Section 2.1. Such notice may
                                                    -----------
be oral and shall be confirmed in writing on or before the first Business Day following such request by delivering a Loan Request to the Bank. Subject to the terms and conditions of this Agreement, each Borrowing shall be made on the Business Day specified in the Loan Request therefor. On such Business Day and subject to such terms and conditions, the Bank shall provide the Borrower with funds, on or before 11:00 a.m., New York time (or 3:00 p.m., New York time, in the case of a Base Rate Loan), in an amount equal to such Loan Request by transferring same day or immediately available funds to such account as the Borrower shall specify from time to time by notice to the Bank.

     SECTION 3.2    Note.  All Loans made by the Bank shall be evidenced by a
                    ----
Note payable to the order of the Bank in a maximum principal amount equal to the Bank's original Total Commitment Amount. The Borrower hereby irrevocably authorizes the Bank to make (or cause to be made) appropriate notations on the grid attached to the Bank's Note (or on a continuation of such grid attached to any such Note and made a part thereof), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the
          ----- ----
interest rate (including any conversions thereof pursuant to Section 4.2) and
                                                             -----------
Interest Period applicable to, the Loans evidenced thereby. Any such notations on any such grid (and on any such continuation) indicating the outstanding principal amount of the Bank's Loans shall be rebuttable presumptive evidence of the principal amount thereof owing and unpaid, but the failure to record any such amount on such grid (or on such continuation) shall not limit or otherwise affect the obligations of the Borrower hereunder or under such Note to make payments of principal of or interest on such Loans when due.

     SECTION 3.3    Principal Payments and Prepayments.  The Borrower will repay
                    ----------------------------------
the outstanding principal amount of the Notes on the Commitment Termination Date. In addition, the Borrower:

          (a) may make a voluntary prepayment in part in an aggregate principal amount of not less than $500,000 and an integral multiple of $100,000 in excess thereof, or in full of the outstanding principal amount of the Notes from time to time at any time, in each case upon at least three Business Days' prior notice (or same day notice in the case of a Base Rate Loan) to the Bank;

          (b) shall, on each date when any reduction in the Total Commitment Amount shall become effective pursuant to Section 2.2, make a mandatory
                                               -----------
     prepayment of the Notes equal to the excess, if any, of the outstanding principal amount of all Loans over the Total Commitment Amount as so reduced; and

          (c) shall, on each date when the sum of the aggregate principal amount of all Loans outstanding plus the Commercial Paper Indebtedness exceeds the Total Commitment Amount, make a mandatory prepayment of the then aggregate outstanding principal amount of all Loans in an aggregate amount equal to such excess.

Each prepayment of a Note made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.5. All interest accrued on
                                         -----------
the principal amount of Notes prepaid shall be paid on the date of such prepayment. No prepayment of principal of the Notes pursuant to clause (a) or
                                                                        ---
(c) above prior to the Commitment Termination Date shall cause a reduction in
---
the Total Commitment Amount.

     Each prepayment of the Notes shall, except as the Borrower may otherwise have notified the Bank, be applied, to the extent of such prepayment:

          (a) first, to the principal amount thereof being maintained as a Base Rate Loan;

          (b) second, to the principal amount thereof being maintained as a CD Rate Loan; and

          (c) third, to the principal amount thereof being maintained as a LIBO Rate Loan.

     SECTION 3.4    Interest.  The Borrower agrees to pay interest on the
                    --------
principal amount of the Notes from time to time unpaid prior to and at Maturity at a rate per annum:

          (a) on that portion of the outstanding principal amount thereof maintained from time to time as a Base Rate Loan, equal to the sum of the Base Rate from time to time most recently announced plus the Applicable Margin per annum,

          (b) on that portion of the outstanding principal amount thereof maintained from time to time as one or more CD Rate Loans during each applicable Interest Period, equal to the sum of the CD Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin per annum, and

          (c) on that portion of the outstanding principal amount thereof maintained from time to time as one or more LIBO Rate Loans during each applicable Interest Period, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin per annum.

     SECTION 3.5    Post-Maturity Rates.  After the Maturity of all or any
                    -------------------
portion of the principal amount of the Loans or after any other monetary Liabilities shall have become due, the Borrower shall pay interest (after as well as before judgment) on the principal amount of all types of Loans so matured or on such other monetary Liabilities, as the case may be, at a rate per annum which is determined by increasing each of the Applicable Margins set forth in clauses (a), (b) and (c) of Section 3.4 by 2% per annum for Loans so matured
   -----------  ---     ---    -----------
and, to the extent permitted by applicable law, at a rate per annum equal to the Base Rate plus 2% for such other monetary Liabilities.

     SECTION 3.6    Payment Dates.  Interest accrued on the Notes prior to
                    -------------
Maturity (as aforesaid) shall be payable, without duplication:

          (a) on that portion of the outstanding principal amount of each Note maintained as a Base Rate Loan, on each Monthly Payment Date, commencing with the first such Monthly Payment Date following the date of such Notes;

          (b) on that portion of the outstanding principal amount of each Note maintained as one or more Fixed Rate Loans, on the last day of each applicable Interest Period; and

          (c) on that portion of the outstanding principal amount of each Note converted into a Base Rate Loan or a Fixed Rate Loan, as the case may be, on a day when interest would not otherwise have been payable pursuant to clause (a) or (b), on the date of such conversion.
     ----------    ---

Interest on the Notes shall be payable at Maturity (as aforesaid) and, thereafter, on demand. The Bank shall give prompt notice to the Borrower of each computation of accrued interest before the due date thereof.

     SECTION 3.7    Payments, Computations, etc.  Unless otherwise expressly
                    ----------------------------
provided in this Agreement, all payments by the Borrower pursuant to this Agreement, the Notes, or any other Loan Document, whether in respect of principal or interest, shall be made by the Borrower to the Bank without set-off, deduction, or counterclaim, not later than 2:00 pm, New York time, on the date due, in same day or immediately available funds, to such account as the Bank shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Bank on the next following Business Day. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (d) of the definition of the term
                                       ----------
"Interest Period" with respect to payments then due of principal of or interest
 ---------------
on any Notes being maintained as LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

     SECTION 3.8    Setoff.  In addition to and not in limitation of any rights
                    ------
of the Bank or other holder of any Note under applicable law, the Bank shall, upon the occurrence of any Default described in Section 8.1.4 or upon the
                                                -------------
occurrence of any other Event of Default, have the right to set off, appropriate and apply to the payment of the Liabilities owing to it any and all balances, credits, deposits, accounts, or moneys of the Borrower then maintained with the Bank and (as security for such Liabilities) the Borrower hereby grants to the Bank a continuing security interest in any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Bank. The Bank agrees promptly to notify the Borrower after any such setoff and application made by the Bank; provided, however, that the failure to give such
                              --------  -------
notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which the Bank may have.

     SECTION 3.9    Taxes.  (a) All payments by the Borrower of principal of,
                    -----
and interest on, the Loans and all other amounts payable hereunder to any recipient (including any Purchasing Bank) shall be made free and clear of and without deduction or withholding for any present or future income, stamp, or other taxes, fees, duties or other charges of any nature whatsoever imposed by any taxing authority, other than taxes imposed on or measured by such recipient's net income or receipts (such nonexcluded items being hereinafter referred to as "Taxes"), except to the extent that such deduction or withholding
                -----
is required pursuant to any applicable law, rule, or regulation. In the event that any deduction or withholding from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then the Borrower will:

          (i) pay to the relevant authority the full amount required to be so withheld or deducted;

          (ii) promptly forward to the Bank an official receipt or other documentation satisfactory to the Bank evidencing such payment to such authority; and

          (iii) (except to the extent that such deduction or withholding results from the breach, by a recipient of a payment, of its Exemption Agreement, or would not be required if such recipient's Exemption Representation were true) pay to the Bank or holder of a Note such additional amount or amounts as is necessary to ensure that the net amount actually received by the Bank or such holder, after giving effect to any credit against Taxes received by the Bank or such holder as a result of such deduction or withholding, will equal the full amount the Bank or such holder would have received had no such deduction or withholding been required. The Bank and holder shall determine such additional amount or amounts payable to it (which determination shall, in the absence of demonstrable error, be conclusive and binding on the Borrower).

Moreover, if any Taxes are directly imposed on the Bank, as a result of any change in law or any applicable double taxation treaty of the United States, the jurisdiction of the Bank's incorporation or the jurisdiction in which the Bank's Domestic Office or LIBOR Office is located, with respect to any payment received by the Bank hereunder, the Bank may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or out-of-pocket expenses) as are necessary in order that the net amount received by the Bank after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been imposed (except to the extent that such Taxes result from the breach, by such payee, of its Exemption Agreement, or would not be required if such payee's Exemption Representation were true).

     (b) If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, the Borrower shall indemnify the Bank for any incremental Taxes, interest or penalties that may become payable by the Bank as a result of any such failure.

     (c) The Bank and each subsequent holder of any Note that is a Non-United States Person agrees (the Bank's "Exemption Agreement") (to the extent it is
                                  -------------------
permitted to do so under the laws and any applicable double taxation treaties of the United States, the jurisdiction of the Bank's incorporation, and the jurisdictions in which the Bank's Domestic Office and the Bank's LIBOR office are located) to execute and deliver to the Borrower prior to the first scheduled payment date in each Fiscal Year, a United States Internal Revenue Service Form 1001 or Form 4224 (or any successor form), appropriately completed and claiming complete (or, in the case it becomes appropriate due to any change in law or such applicable double taxation treaties, partial) exemption from withholding and deduction of United States Federal Taxes.

     (d) The Bank and each Purchasing Bank hereby represents and warrants (such Bank's "Exemption Representation") to the Borrower that on the date hereof (or,
        ------------------------
in the case of a Purchasing Bank, on the date on which such Purchasing Bank becomes a Bank hereunder) (i) its Domestic Office and its LIBOR Office are entitled to receive payments of principal of, and interest on, Loans made hereunder without deduction or withholding for or on account of any Taxes imposed by the United States or any political subdivision thereof, (ii) it is permitted to take the actions described in clause (c) above (with respect to
                                           ----------
complete exemption from withholding and deduction of United States Federal Taxes) under the laws and any applicable double taxation treaties of the jurisdictions specified in such clause (c) and (iii) any payment received by
                                ----------
such Bank hereunder is not subject to any Taxes, whether or not such Taxes are required to be deducted or withheld by the Borrower.

     (e) The Bank agrees to use reasonable efforts to change its Domestic Office or LIBOR Office or prepare, execute and file any additional forms or other documents which may be necessary or advisable to avoid or to minimize any amounts otherwise payable under this Section 3.9, in each case solely if such
                                     -----------
change or such preparation, execution and filing can be made or done in a manner so that the Bank, in its reasonable determination, suffers no legal, economic or regulatory disadvantage.

     (f) In the event that the Borrower becomes required to pay an additional amount pursuant to this Section 3.10 to the Bank, then the Borrower shall have
                        ------------
the right to seek a substitute bank or banks to promptly replace the Bank under this Agreement in accordance with the provisions of Section 10.11(b).
                                                    ----------------

     (g) The parties agree to cooperate with each other in connection with any Taxes matters pertaining to this Agreement and the Bank shall promptly notify the Borrower of any Taxes imposed on it with respect to any payment received by the Bank hereunder, stating the reasons therefor and the amount, if any, payable by the Borrower hereunder in respect of such Taxes.


                                  ARTICLE IV

                       BASE RATE, CD RATE AND LIBO RATE
                             OPTIONS FOR THE LOANS

     SECTION 4.1    Elections.  The Loans comprising any Borrowing may be made
                    ---------
as a "Base Rate Loan" or, at the Borrower's election made in accordance with
           ---------
this Section, as a loan (a "Fixed Rate Loan") having for each particular
                            ---------------
Interest Period a fixed rate of interest determined by reference to either the LIBO Rate (Reserve Adjusted) (a "LIBO Rate Loan") or, the CD Rate (Reserve
                                 --------------
Adjusted) (a "CD Rate Loan"), as specified in the Loan Request for such Loan.
              ------------
The Borrower may from time to time by delivering to the Bank a Continuation/Conversion Notice request, on not less than one (or not less than three if a Loan is to be continued as, or converted into, a LIBO Rate Loan) nor more than five Business Days' notice:

           (a) that all, or any portion in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof, of the outstanding principal amount of any Borrowing be converted from Base Rate Loans into Fixed Rate Loans of either type or, subject to Section 4.5, from either
                                                    -----------
     type of Fixed Rate Loans into Base Rate Loans or Fixed Rate Loans of the other type; and

           (b) on the expiration of the Interest Period applicable to any Fixed Rate Loans, that all, or any portion in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof, of the outstanding principal amount of such Fixed Rate Loans be continued as Fixed Rate Loans of such type or be converted into

     Base Rate Loans or Fixed Rate Loans of the other type (in the absence of the delivery of a Continuation/Conversion Notice pursuant to this clause, the Borrower will be deemed to have requested that such Fixed Rate Loans be converted into Base Rate Loans);

provided, however, that:

          (c) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Fixed Rate Loans if, after giving effect to such action, the Interest Period applicable thereto shall extend beyond the date of any prepayment required by Section 3.3, unless a
                                                   -----------
     sufficient principal amount of other Loans are being maintained as Base Rate Loans to permit such prepayment to be applied in full to such Base Rate Loans; and

          (d) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, a Fixed Rate Loan when any Default has occurred and is continuing.

Each Continuation/Conversion Notice requesting that all, or any portion, of the principal amount of the Loans be continued as, or be converted into, Fixed Rate Loans shall specify the duration of the Interest Period commencing upon such continuation or conversion.

     The Bank may, if it so elects, fulfill its commitment to make or continue any portion of the principal amount of a Loan as, or to convert any portion of the principal amount of a Loan into, one or more Fixed Rate Loans by causing a foreign branch or Affiliate of the Bank to make any such Fixed Rate Loan; provided, however, that in such event such Fixed Rate Loan shall be deemed to
--------  -------
have been made by the Bank, and the obligation of the Borrower to repay such Fixed Rate Loan shall nevertheless be to the Bank and shall be deemed to be held by it, to the extent of such Fixed Rate Loan, for the account of such foreign branch or Affiliate; and provided, further, that the making of such Fixed Rate
                         --------  -------
Loans by a foreign branch or Affiliate of the Bank does not result in any additional Taxes assessable against the Bank in connection with any payments made by the Borrower hereunder.

     Whenever the Bank makes any notations pursuant to Section 3.2 on the grid
                                                       -----------
attached to the Note (or on the continuation of such grid) and whenever the Bank converts a Loan into a Base Rate Loan or a Fixed Rate Loan, the Bank will make further notations on the grid attached to such Note (or on such continuation) reflecting the portions of the outstanding principal amounts thereof being maintained as a Base Rate Loan and Fixed Rate Loans. Failure to record any such amounts on the grid shall not limit or otherwise affect the obligations of the Borrower to make payments of principal and interest on each Note when due.

     The Borrower understands that, if it elects that any portion of the principal amount of a Borrowing be made, continued as, or converted into, a Fixed Rate Loan, the Bank may

(while being entitled to fund all or any portion of such Fixed Rate Loan as it may see fit) wish to be able to fund such Fixed Rate Loan by issuing Dollar certificates of deposit in New York City or purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market. Accordingly, in connection with any determination to be made for purposes of Section 4.2, 4.3, 4.4 or 4.5, it shall
                                         -----------  ---  ---    ---
be conclusively presumed that the Bank has elected to fund all Fixed Rate Loans by issuing Dollar certificates of deposit in New York City, in the case of CD Rate Loans, or purchasing Dollar deposits in such interbank eurodollar market, in the case of LIBO Rate Loans.

     SECTION 4.2    Fixed Rate Lending Unlawful.  If as the result of any
                    ---------------------------
Regulatory Change the Bank shall determine (which determination shall, in the absence of demonstrable error, be conclusive and binding on the Borrower) that it is unlawful for the Bank to make, continue or maintain a Loan as, or to convert a Loan into, one or more Fixed Rate Loans of a certain type, the obligation of the Bank under Section 4.1 to make, continue or maintain any
                             -----------
portion of the principal amount of a Loan as, or to convert such Loan into, one or more Fixed Rate Loans of such type shall, upon such determination (and telephonic notice thereof confirmed in writing to the Borrower), forthwith terminate, and any portion of the principal amount of a Loan then maintained as one or more Fixed Rate Loans of such type by the Bank shall automatically convert into a Base Rate Loan. If circumstances subsequently change so that the Bank shall determine that it is no longer so affected, the obligation of the Bank under Section 4.1 to make or continue Loans as, or to convert Loans into,
           -----------
Fixed Rate Loans shall, upon such determination and telephonic notice thereof confirmed in writing to the Borrower), forthwith be reinstated.

     SECTION 4.3    Deposits Unavailable.  If prior to the date on which all or
                    --------------------
any portion of the principal amount of any Loan is to be made, continued as, or converted into, a Fixed Rate Loan, the Bank shall determine for any reason whatsoever (which determination shall, in the absence of demonstrable error, be conclusive and binding on the Borrower) that dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Bank in its relevant market, the Bank shall promptly give telephonic notice of such determination confirmed in writing to the Borrower, and the obligation under
Section 4.1 of the Bank to make, continue any portion of the principal amount of
-----------
a Loan as, or to convert a Loan into, one or more Fixed Rate Loans of such type shall, upon such notification, forthwith terminate; and the portion of all Loans then maintained as Fixed Rate Loans of such type by the Bank shall on the expiration of the Interest Period applicable thereto automatically convert into Base Rate Loans.

If circumstances subsequently change so that the Bank shall no longer be so affected, the Bank shall promptly give telephonic notice thereof confirmed in writing to the Borrower and the obligations of the Bank under Section 4.1 to
                                                              -----------
make or continue Loans as, or convert Loans into, Fixed Rate Loans shall be reinstated.

     SECTION 4.4    Capital Adequacy; Increased Costs, etc.  The Borrower
                    ---------------------------------------
further agrees to reimburse the Bank for any increase in the cost to the Bank of making, continuing, maintaining or converting (or of its obligation to make, continue, maintain or convert) any of its Loans hereunder (or any portion thereof) and for any reduction in the amount of any sum receivable by the Bank hereunder in respect of making, continuing, maintaining or converting (or of its obligation to make, continue, maintain or convert) any of its Loans hereunder (or any portion thereof) from time to time by reason of:

          (a) to the extent not included in the calculation of the LIBO Rate (Reserve Adjusted), the adoption or compliance with any capital adequacy, reserve, special deposit, or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank, under or pursuant to any law, treaty, rule, regulation (including any F.R.S. Board regulation), or requirement in effect on the date hereof, or as the result of any Regulatory Change; or

          (b) any Regulatory Change which shall subject the Bank to any tax (other than taxes on net income or receipts), levy, impost, charge, fee, duty, deduction, or withholding of any kind whatsoever or change the taxation of any Loan made or maintained as a Fixed Rate Loan and the interest thereon (other than any change which affects, and to the extent that it affects, the taxation of net income or receipts).

In any such event, the Bank shall promptly notify the Borrower thereof stating the reasons therefor and the additional amount required fully to compensate the Bank for such increased cost or reduced amount. Such additional amounts shall be payable on demand after receipt of such notice. A statement as to any such increased cost or reduced amount or any change therein (including calculations thereof in reasonable detail) shall be submitted by the Bank to the Borrower and shall, in the absence of demonstrable error, be conclusive and binding on the Borrower. In the event that the Borrower is required to pay an additional amount pursuant to this Section 4.4 to the Bank, then the Borrower shall have
                        -----------
the right to seek a substitute bank or banks to replace the Bank under this Agreement in accordance with the provisions of Section 10.11(b).
                                               ----------------

     SECTION 4.5    Funding Losses.  In the event the Bank shall incur any loss
                    --------------
or expense (including any loss or expense incurred by reason of the liquidation, or reemployment of deposits or other funds acquired by the Bank to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Fixed Rate Loan) as a result of:

          (a) payment or prepayment of the principal amount of any Fixed Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.3 or otherwise;
                                             -----------

          (b) any conversion of all or any portion of the outstanding principal amount of any Fixed Rate Loan to a Base Rate Loan pursuant to
     Section 4.1 prior to the expiration of the Interest Period then applicable
     -----------
     thereto (but excluding in each case any
     loss or expense resulting therefrom to the extent the Bank is reimbursed therefor by interest payable pursuant to clause (c) of Section 3.6); or
                                              ----------    -----------

          (c) a Loan not being made, continued as, or converted into, a Fixed Rate Loan in accordance with a Loan Request or the Continuation/Conversion Notice given therefor (other than as the result of a default by the Bank in complying with such Loan Request or such Continuation/Conversion Notice);

then, upon the request of the Bank, the Borrower shall pay directly to the Bank such amount as will (in the reasonable determination of the Bank) reimburse the Bank for such loss or expense. A certificate as to any such loss or expense (including calculations thereof in reasonable detail) shall be submitted by the Bank to the Borrower and shall, in the absence of demonstrable error, be conclusive and binding on the Borrower.


                                   ARTICLE V

                             CONDITIONS PRECEDENT

     SECTION 5.1    Initial Borrowing.  The obligations of the Banks to fund the
                    -----------------
initial Borrowing (which does not include the first Borrowing following any extension of the Commitment Termination Date) shall be subject to the prior or concurrent satisfaction of each of the following conditions precedent.

     SECTION 5.1.1  Resolutions, etc.  The Bank shall have received:
                    -----------------

          (a) a certificate, dated the date of the initial Borrowing, of the Secretary or an Assistant Secretary of the Borrower as to

               (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of the Loan Documents to be executed by it hereunder;

               (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each Loan Document executed by it, upon which certificate the Bank may conclusively rely until it shall have received a further certificate of the Secretary or an Assistant Secretary of the Borrower cancelling or amending such prior certificate; and

               (iii) a true and correct copy of the By-laws as then in effect;

          (b) a certificate of the Secretary or any Assistant Secretary of each Guarantor, each Significant Subsidiary and each Subsidiary party to the Subordination Agreement as to

               (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance by such Loan Party of the Loan Documents to be executed and delivered by it hereunder;

               (ii) the incumbency and signatures of those of its officers authorized to act with respect to such Loan Documents upon which certificate the Bank may conclusively rely until it shall have received a further certificate of such Loan Party cancelling or amending such prior certificate; and

               (iii) a true and correct copy of the By-laws as then in effect.

     SECTION 5.1.2  Delivery of Notes.  Borrower shall have delivered to the
                    -----------------
Bank a Note, duly executed and delivered and conforming to the requirements of
Section 3.2.
-----------

     SECTION 5.1.3  Opinions of Counsel.  The Bank shall have received opinions
                    -------------------
from the general counsel of the Borrower, the Guarantors, each Significant Subsidiary and each Subsidiary party to the Subordination Agreement, substantially in the form of Exhibit F attached hereto.
                             -------

     SECTION 5.1.4  Parent Guaranty.  The Bank shall have received the Parent
                    ---------------
Guaranty duly executed by each Guarantor.

     SECTION 5.1.5  Significant Subsidiary Guaranty.  The Bank shall have
                    -------------------------------
received the Significant Subsidiary Guaranty duly executed by each Person that is a Significant Subsidiary as of the Effective Date.

     SECTION 5.1.6  Subordination Agreement.  The Bank shall have received the
                    -----------------------
Subordination Agreement duly executed by each Subsidiary, the Borrower and each Guarantor which, as of the Effective Date, is expected to make any loans to any Significant Subsidiary, the Borrower or either Guarantor.

     SECTION 5.1.7  Credit Rating.  The Borrower shall have delivered to the
                    -------------
Bank a letter from each of S&P and Moody's stating its intention to confirm the Borrower a Level I Credit Rating upon review of all documents in support of the Borrower's commercial paper program and medium term note issuance.

     SECTION 5.1.8  Facilities to be Terminated.  The Facilities to be
                    ---------------------------
Terminated shall have been terminated and all Indebtedness for Borrowed Money thereunder shall have been paid in full.

     SECTION 5.1.9  Satisfactory Legal Form.  All documents executed or
                    -----------------------
submitted pursuant hereto by or on behalf of the Borrower, each Guarantor, any Significant Subsidiary or any Subsidiary party to the Subordination Agreement shall be satisfactory in form and substance to the Bank and its counsel; the Bank and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Bank or its counsel may request; and all legal matters incident to the transactions contemplated by this Agreement and each other Loan Document shall be satisfactory to counsel to the Bank.

     SECTION 5.2    All Loans.  The obligation of the Bank to make any Loan
                    ---------
shall be subject to the satisfaction of each of the conditions precedent set forth in Sections 5.2.1 through 5.2.3, and each request that a Borrowing be made
         ----------------------------
hereunder shall constitute a certification by the Borrower that each of such conditions precedent will be satisfied on the date of such requested Borrowing (and after giving effect to such Borrowing).

     SECTION 5.2.1  Compliance with Warranties, non-Default. etc.  The
                    ---------------------------------------------
representations and warranties set forth in Article VI shall have been true and
                                            ----------
correct in all material respects as of the date initially made, and on the date (and after giving effect to the incurrence) of such Loan:

          (a) such representations and warranties shall be true and correct in all material respects with the same effect as if then made;

          (b)  no Default shall have then occurred and be continuing; and

          (c) since the Effective Date, there shall have been no occurrence which, individually or in the aggregate, as of the date on which such Loan is to be made, would reasonably be expected to have a Materially Adverse Effect.

     SECTION 5.2.2  Absence of Litigation, etc.  No litigation, arbitration or
                    ---------------------------
governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower, either Guarantor or any Subsidiary or shall affect the business, operations or prospects of any thereof which was not disclosed by the Borrower to the Bank pursuant to Section 6.6 (or
                                                                -----------
prior to the date of the Loans most recently made hereunder, if any, pursuant to
Section 7.1.6), and no development not so disclosed shall have occurred in any
-------------
litigation, arbitration or governmental investigation or proceeding so disclosed, which, in either event, as of the date on which such Loan is to be made, would reasonably be expected to have a Materially Adverse Effect.

     SECTION 5.2.3  Loan Request.  The Bank shall have received a Loan Request
                    ------------
for such Borrowing.

                                  ARTICLE VI

                               WARRANTIES, ETC.

     In order to induce the Bank to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to the Bank as follows:

     SECTION 6.1    Organization, Power, Authority, etc. Each Loan Party is a
                    -----------------------------------
corporation validly organized and existing and in good standing under the laws of the state of its incorporation, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would reasonably be expected to have a Materially Adverse Effect and has full power and authority to own and hold under lease its property and conduct its business substantially as presently conducted by it. Each Loan Party has full power and authority to enter into and to perform its obligations under this Agreement and each Loan Document to which each is a party and to obtain the Loans hereunder, in the case of the Borrower.

     SECTION 6.2    Due Authorization.  The execution and delivery by each
                    -----------------
Loan Party of this Agreement and each Loan Document executed by it and the performance by each of its respective obligations hereunder and thereunder and the borrowings hereunder by the Borrower have been duly authorized by all necessary corporate action, do not require any Approval, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or material Contractual Obligation of such Loan Party (or any other material Contractual Obligation) or any present law or governmental regulation or court decree or order applicable to any Loan Party and will not result in or require the creation or imposition of any Lien in any of their respective properties pursuant to the provisions of any Contractual Obligation.

     SECTION 6.3    Validity, etc.  This Agreement is, and each Loan Document
                    --------------
executed by any Loan Party will on the due execution and delivery thereof be, the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally, and by general equitable principles.

     SECTION 6.4    Financial Information.  All balance sheets, statements of
                    ---------------------
operations, of total owners' equity and of changes in cash flows and other financial information of CEI and the Consolidated Subsidiaries (or, in the case of any such balance sheets or statements prepared prior to the date hereof, of the Borrower and its Consolidated Subsidiaries) which have been or shall hereafter be furnished by or on behalf of the Borrower to the Bank for the purposes of or in connection with this Agreement or any transaction contemplated hereby pursuant to Section 7.1.1(a) or Section 7.1.1(b) (except Section
                   ----------------    ----------------         -------
7.1.1(a)(iii)) have been or will be prepared in accordance with GAAP
--------------
consistently applied
throughout the periods involved (except as disclosed therein), and, in the case of information relating to coal reserves, have been or will be prepared in accordance with all relevant rules and regulations promulgated by the SEC, as in effect on the Effective Date, and do or will present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended and the consolidated statements of earnings, of operations and of total owners' equity, for each of the fiscal periods then ended, of CEI and the Consolidated Subsidiaries (or, in the case of any such balance sheets or statements prepared prior to the date hereof, of the Borrower and its Consolidated Subsidiaries). Since December 31, 1990, there has been no occurrence which, individually or in the aggregate, would reasonably be expected to have a Materially Adverse Effect. Except as disclosed in Item 6.6 ("Litigation") of the Disclosure Schedule, none
                       --------
of the Guarantors, the Borrower or the Consolidated Subsidiaries have any material contingent liabilities (including any liability pursuant to the Federal Black Lung Benefits Act of 1972, as in effect from time to time) not provided for or disclosed in the financial statements of CEI and the Consolidated Subsidiaries most recently delivered by or on behalf of the Borrower to the Banks.

     SECTION 6.5    Absence of Certain Default.
                    --------------------------
Neither the Borrower, either Guarantor nor any Subsidiary is in default,

          (a) in the payment of (or in the performance of any material obligation applicable to) any Indebtedness outstanding in a principal amount exceeding $10,000,000 in the aggregate; or

          (b) under any law or governmental regulation or court decree or order which would reasonably be expected to have a Materially Adverse Effect.

     SECTION 6.6    Litigation, etc.  Except as described in Item 6.6
                    ----------------                         ---- ---
("Litigation") of the Disclosure Schedule, no litigation, arbitration or governmental investigation or proceeding against the Borrower, either Guarantor or any Subsidiary or to which any of the properties of any thereof is subject is pending or, to the knowledge of the Borrower, threatened which would reasonably be expected to result in a liability in excess of $10,000,000.

     SECTION 6.7    Regulation U.  None of the Borrower, either Guarantor or any
                    ------------
Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock, and less than 25% of the assets of each consists of margin stock. Terms for which meanings are provided in Regulation U of the F.R.S. Board or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 6.8    Government Regulation.  None of the Borrower, either
                    ---------------------
Guarantor or any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a

"holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6.9    Certain Contractual Obligations or Organic Documents.  None
                    ----------------------------------------------------
of the Borrower, either Guarantor or any Subsidiary is a party or subject to any Contractual Obligation or Organic Document which would reasonably be expected to have a Materially Adverse Effect.

     SECTION 6.10   Taxes.  The Borrower, each Guarantor and all subsidiaries
                    -----
have filed all tax returns and reports required by law to have been filed by them and have paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on their books.

     SECTION 6.11   Pension and Welfare Plans.  During the twelve-consecutive-
                    -------------------------
month period prior to the Effective Date and prior to the date of any Borrowing hereunder, (a) no steps have been taken to terminate any Pension Plan the assets of which are insufficient to satisfy all benefit liabilities thereunder (as defined in section 4001(a)(16) of ERISA) for which the Borrower, either Guarantor or any Subsidiary could be held liable, and (b) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower, either Guarantor or any Subsidiary of any material liability, fine or penalty. None of the Borrower, either Guarantor or any Subsidiary has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.

     SECTION 6.12   Labor Controversies.  There are no labor controversies
                    -------------------
pending or, to the best of the Borrower's knowledge, threatened against the Borrower, either Guarantor or any Subsidiary, which would reasonably be expected to have a Materially Adverse Effect.

     SECTION 6.13   Subsidiaries and Significant Subsidiaries.  Neither the
                    -----------------------------------------
Borrower nor any Guarantor has any Subsidiaries or Significant Subsidiaries except those identified in Item 6.13 ("Existing Subsidiaries and Significant
                           ---------
Subsidiaries") of the Disclosure Schedule or those acquired or created subsequent to the date hereof.

     SECTION 6.14   Patents, Trademarks, etc.  Each of the Borrower, each
                    -------------------------
Guarantor and each Subsidiary owns and possesses all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as the Borrower considers necessary for the conduct of the businesses of the Borrower, such Guarantor or such subsidiary as now conducted without any infringement upon rights of others which would reasonably be expected to have a Materially Adverse Effect. There is no individual patent or patent license used by the Borrower or either Guarantor or any Subsidiary in the conduct of its business the loss of which would reasonably be expected to have a Materially Adverse Effect.

     SECTION 6.15   Ownership of Properties; Liens.  Each of the Borrower, each
                    ------------------------------
Guarantor and each Subsidiary has good and marketable title to or good leasehold interests in all of its material properties and assets, real and personal, of any nature whatsoever, free and clear of all Liens except as permitted pursuant to Section 7.2.2.
   -------------

     SECTION 6.16   Accuracy of Information.  All factual information heretofore
                    -----------------------
or contemporaneously furnished by the Borrower to the Bank in connection with execution and delivery of this Agreement and the various transactions contemplated hereby, as supplemented from time to time and when taken as a whole, to the best of the Borrower's knowledge, has been, and all other such factual information hereafter furnished by the Borrower, either Guarantor or any Subsidiary, to the Bank, as supplemented from time to time and when taken as a whole, will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the Effective Date and not incomplete by omitting to state any material fact necessary to make such information not misleading. All projections and pro forma financial information contained in any materials furnished by the Borrower or either Guarantor or any Subsidiary to the Bank are based on good faith estimates and assumptions by the management of the Borrower, the applicable Guarantor or the applicable Subsidiary, it being recognized by the Bank, however, that projections and statements as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections or statements may differ from the projected results and that the differences may be material.

     SECTION 6.17   Environmental Warranties.
                    ------------------------

          (a) no facility or property (including underlying groundwater) owned or leased by either Guarantor, the Borrower or any Significant Subsidiary have been, and continue to be, owned or leased by the Borrower, the Guarantor or such Significant Subsidiary is out of compliance with any Environmental Law to the extent that such noncompliance, either singly or in the aggregate, has or could reasonably be expected to have a Materially Adverse Effect;

          (b)  there are no pending or threatened

               (i) claims, complaints, notices or requests for information received by either Guarantor, the Borrower or any Significant Subsidiary with respect to any alleged violation of any Environmental Law, or

               (ii) complaints, notices or inquiries to either Guarantor, the Borrower or any Significant Subsidiary regarding potential liability under any Environmental Law, in each case, which singly, or in the aggregate, have or could reasonably be expected to have a Materially Adverse Effect;

          (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by either Guarantor, the Borrower or any significant Subsidiary that, singly or in the aggregate, have, or could reasonably be expected to have, a Materially Adverse Effect;

          (d) each Guarantor, the Borrower and the Significant Subsidiaries have been issued and are in material compliance with all material permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

          (e) no property now or previously owned or leased by either Guarantor, the Borrower or any Significant Subsidiary is listed or proposed for listing (with respect to owned property only) (i) on the CERCLIS or on any similar state list of sites requiring investigation or clean-up to the extent that such listing relates to liabilities, individually or in the aggregate, that could reasonably be expected to have a Materially Adverse Effect, or (ii) on the National Priorities List pursuant to CERCLA;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by either Guarantor, the Borrower or any Significant Subsidiary that, singly or in the aggregate, have, or could reasonably be expected to have, a Materially Adverse Effect;

          (g) none of either Guarantor, the Borrower or any Significant Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against such Guarantor, the Borrower or such Significant Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA that, either singly or in the aggregate, have, or could reasonably be expected to have, a Materially Adverse Effect;

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by either Guarantor, the Borrower or any Significant Subsidiary that, singly or in the aggregate, have, or could reasonably be expected to have, a Materially Adverse Effect;

          (i) no conditions exist at, on or under any property now or previously owned or leased by either Guarantor, the Borrower or any Significant Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law that, either singly or in the aggregate, have, or could reasonably be expected to have, a Materially Adverse Effect; and

          (j) none of either Guarantor, the Borrower or any Subsidiary owns or leases any "industrial establishment" (as such term is defined in the New Jersey Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6, et seg.)
                                                                        -- ---
     in the State of New Jersey.

                                  ARTICLE VII

                                   COVENANTS

     SECTION 7.1    Certain Affirmative Covenants.  The Borrower agrees with the
                    -----------------------------
Bank that, until the Commitment shall have terminated and all of the Liabilities have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.
                  -----------

     SECTION 7.1.1  Financial Information, etc.  The Borrower will furnish, or
                    ---------------------------
will cause to be furnished, to the Bank copies of the following financial statements, reports and information:

          (a) promptly when available and in any event within 90 days after the close of each Fiscal Year

               (i) a balance sheet at the close of such Fiscal Year, and statements of operations, of Total Owners' Equity and of cash flows for such Fiscal Year, of CEI and the Consolidated Subsidiaries certified without Impermissible Qualification by independent public accountants of recognized standing selected by the Borrower or CEI and reasonably acceptable to the Bank,

               (ii) a letter report of such accountants at the close of such Fiscal Year to the effect that they have reviewed the provisions of this Agreement and are not aware of any Default hereunder (insofar as any Default may relate to accounting matters) continuing at the end of such Fiscal Year, except such Default, if any, as may be disclosed in such statement, and

               (iii) a certificate of an Authorized Officer of the Borrower that no Default has occurred and is continuing, or specifying any such Default and the actions, if any, being taken by the Borrower with respect thereto,

          (b) promptly when available and in any event within 45 days after the close of each of the first three Fiscal Quarters of each Fiscal Year

              (i) a balance sheet at the close of such Fiscal Quarter and statements of operations, of total owners' equity and of changes in cash flows for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter, of CEI and the Consolidated Subsidiaries;

          (c) promptly upon the incorporation or acquisition thereof, information regarding the creation or acquisition of any new Significant Subsidiary;

          (d) such other information with respect to the financial condition, business, property, assets, revenues, and operations of the Borrower, either Guarantor and the Subsidiaries as the Bank may from time to time reasonably request.

     SECTION 7.1.2  Maintenance of Corporate Existences, etc.  Except as
                    -----------------------------------------
permitted by Section 7.2.4, the Borrower will cause to be done at all times all
             -------------
things necessary to maintain and preserve the corporate existences of the Borrower, each Guarantor and each significant Subsidiary, and to comply in all material respects with all applicable laws, rules, regulations and orders. Except as permitted by Section 7.2.4, the Borrower or the Guarantors will
                       -------------
continue to own and hold directly or indirectly, free and clear of all Liens (except as permitted by Section 7.2.2), all of the outstanding shares of capital
                        -------------
stock of each Subsidiary now owned or hereafter acquired.

     SECTION 7.1.3  Foreign Qualification.  The Borrower will, and will cause
                    ---------------------
each Guarantor and each Subsidiary to, cause to be done at all times all things necessary to be duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would reasonably be expected to have a Materially Adverse Effect, and to comply in all material respects with all applicable laws, rules, regulations and orders.

     SECTION 7.1.4  Payment of Taxes, etc.  The Borrower will, and will cause
                    ----------------------
each Guarantor and each Subsidiary to, pay and discharge, prior to becoming delinquent, all federal, state and local taxes, assessments and other governmental charges or levies against or on any of its property, as well as claims of any kind which, if unpaid, might become a Lien in a material amount upon any of its properties; provided, however, that the foregoing shall not
                            --------  -------
require the Borrower, either Guarantor or any Subsidiary to pay or discharge any such tax, assessment, charge, levy or other Lien so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves in accordance with GAAP with respect thereto.

     SECTION 7.1.5  Insurance.  The Borrower will, and will cause each Guarantor
                    ---------
and each Subsidiary to, maintain or cause to be maintained through self-insurance and with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as has been historically maintained by the Borrower, the Guarantors and the Subsidiaries, or which is consistent with sound business practice in the reasonable opinion of the Borrower, and will, upon request of the Bank, furnish to the Bank at reasonable intervals a certificate of an Authorized officer setting forth the nature and extent of all insurance maintained by the Borrower, the Guarantors and the Subsidiaries in accordance with this Section.

     SECTION 7.1.6  Notice of Default, Litigation, etc.  The Borrower will give
                    -----------------------------------
prompt notice (with a description in reasonable detail) to the Bank of:

          (a) the occurrence of any Default or any Event of Default;

          (b) the occurrence of any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrower to the Bank which has been instituted or, to the knowledge of the Borrower, is threatened against the Borrower, either Guarantor or any Subsidiary or to which any of their respective properties is subject which would reasonably be expected to result in a liability to the Borrower, either Guarantor or any Subsidiary not covered by the Borrower's, such Guarantor's or such Subsidiary's insurers, as applicable, in excess of 10,000,000;

          (c) any material development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower to the Banks;

          (d) the occurrence of any event which would reasonably be expected to have a Materially Adverse Effect;

          (e) the occurrence of (i) a Reportable Event with respect to any Pension Plan; (ii) the institution of steps by the Borrower, either Guarantor or any Subsidiary to terminate, any Pension Plan where the unfunded liability is in excess of $10,000,000; or (iii) a partial or complete withdrawal (as described in ERISA section 4203 or 4205) by the Borrower, either Guarantor or any Subsidiary from a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) where the unfunded liability is in excess of $10,000,000; and

          (f) the occurrence of (i) the institution of any steps by the PBGC to terminate any Pension Plan; (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 304(f) of ERISA; (iii) the adoption of an amendment or the application for a funding waiver that could result in a requirement that the Borrower, either Guarantor or any Subsidiary furnish a bond or other security to the PBGC or to a Pension Plan pursuant to sections 306 or 307 of ERISA; (iv) the assertion of any claim with respect to any Pension Plan which could, if determined adversely, result in the incurrence by the Borrower, either Guarantor or any Subsidiary of any material liability, fine or penalty; or (v) any material increase in the contingent liability of the Borrower, either Guarantor or any Subsidiary with respect to post-retirement benefits under any Welfare Plan, as determined under Financial Accounting Standards Board No. 106.

     SECTION 7.1.7  Performance of Loan Documents.  The Borrower will, and will
                    -----------------------------
cause each Loan Party to, perform promptly and faithfully all of its obligations under each Loan Document executed by it.

     SECTION 7.1.8  Books and Records.  The Borrower will, and will cause each
                    -----------------
Guarantor and each Subsidiary to, keep books and records reflecting all of its business affairs and transactions in accordance with GAAP and permit the Bank or any of its representatives, at reasonable times and intervals and as arranged through the Treasurer or chief legal officer of the Borrower, to visit all of its offices, discuss its financial matters with its officers and independent accountants, examine and photocopy extracts from (a) any of its financial books and records and (b) any of its other corporate records other than such corporate records that are reasonably determined by the Borrower to be proprietary.

     SECTION 7.1.9  Significant Subsidiary Guaranty.  The Borrower agrees to
                    -------------------------------
promptly notify the Bank each time a Subsidiary becomes a Significant Subsidiary and to cause such Significant Subsidiary to deliver to the Bank a duly executed Significant Subsidiary Guaranty along with an opinion of counsel and a certificate of the type required by Section 5.1.1(b) both in form and substance
                                    ----------------
acceptable to the Required Banks.

     SECTION 7.1.10 Environmental Covenant.  The Borrower will, and will cause
                    ----------------------
each Guarantor and each Significant Subsidiary to,

          (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

          (b) immediately notify the Bank and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, in each case which involve or could reasonably be expected to involve obligations of the Borrower, either Guarantor or any Significant Subsidiary, as the case may be, in excess of $10,000,000; and

          (c) provide such information and certifications which the Bank may reasonably request from time to time to evidence compliance with this
     Section 7.1.10.
     --------------

     SECTION 7.2    Certain Negative Covenants.  The Borrower agrees with the
                    --------------------------
Bank that, until the Commitment shall have terminated and all of the Liabilities have been paid and performed in full:

     SECTION 7.2.1  Indebtedness for Borrowed Money.  The Borrower will not
                    -------------------------------
permit any Subsidiary to incur or permit to exist any Indebtedness for Borrowed Money, except (i) Indebtedness for Borrowed Money of any significant Subsidiary to the Borrower, either Guarantor or any Subsidiary which is subordinated to such Significant Subsidiary's obligations under the Significant Subsidiary Guaranty pursuant to a Subordination Agreement; (ii) Indebtedness for Borrowed Money of any Subsidiary (other than a Significant Subsidiary) to any other Subsidiary or to the Borrower or either Guarantor; (iii) Indebtedness for Borrowed Money outstanding on the date hereof and listed in Item 7.2.1(iii) of the Disclosure
                                             ---- ----------
Schedule and refinancings thereof; provided that such Indebtedness for Borrowed
                                   --------
Money is not increased as the result of such refinancing; (iv) additional unsecured Indebtedness for Borrowed Money of all Subsidiaries (other than Significant Subsidiaries) not to exceed $25,000,000 in the aggregate at any one time outstanding; and (v) additional unsecured Indebtedness for Borrowed Money of any Subsidiary acquired with such indebtedness existing at the time of acquisition/merger of such Subsidiary.

     SECTION 7.2.2  Liens.  The Borrower will not, and will not permit either
                    -----
Guarantor or any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

          (a) Liens in favor of the Bank or the other Senior Revolving Lenders to secure the Liabilities or liabilities under Senior Revolving Loan Agreements up to a maximum of $200,000,000;

          (b) Liens which were granted prior to the date hereof in (and only in) assets identified in Item 7.2.1(iii) ("Ongoing Indebtedness") and Item
                               ----------                              ----
     7.2.2(b) ("Liens") of the Disclosure Schedule;
     --------

          (c) Liens in (and only in) stock or assets permitted to be acquired under the terms of this Agreement granted to secure Indebtedness incurred at the time of such acquisition (or within one year thereof) to finance the acquisition of such stock or assets; provided, that the amount of
                                          --------
     Indebtedness secured thereby is not increased;

          (d) statutory and common law banker's Liens and rights of setoff on bank deposits;

          (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (g) Liens incurred or existing in the ordinary course of business, consistent with past practice and not to secure Indebtedness for Borrowed Money, such as in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

          (h) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance;

          (i) Liens existing on any assets at the date of acquisition of such assets permitted to be acquired under the terms of this Agreement acquired after the date of this Agreement;

          (j) Liens granted to secure Indebtedness incurred to refinance any Indebtedness secured by Liens permitted by clauses (b), (c) and (i) of this
     Section 7.2.2; provided, that such Indebtedness is not increased as the
     -------------  --------
     result of such refinancing and that such Liens attach only to.the same assets subject to Lien prior to the refinancing.

     SECTION 7.2.3  Consolidation, Merger, etc.  The Borrower will not, and will
                    ---------------------------
not permit either Guarantor or any Subsidiary to, consolidate with or merge into or with any other corporation, or sell, transfer, lease or sell and lease back or otherwise dispose of all or substantially all of its assets to any Person, without prior written consent of the Bank, except for the voluntary liquidation or dissolution of any wholly-owned Subsidiary into the Borrower, the merger of any Person with a Subsidiary, provided that after giving effect to such merger, such Subsidiary remains a "Subsidiary" as defined herein, or the merger of any Subsidiary into the Borrower provided that the Borrower is the surviving corporation;

     SECTION 7.2.4  Transactions with Affiliates.  The Borrower will not, and
                    ----------------------------
will not permit either Guarantor or any Significant Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its Affiliates (except for Significant Subsidiaries) which would not be entered into by a prudent Person in the position of the Borrower, such Guarantor or such Subsidiary, or which is on terms which are not on an arms-length basis.

     SECTION 7.2.5  Sale or Discount of Receivables.  The Borrower will not, and
                    -------------------------------
will not permit either Guarantor or any Subsidiary to, directly or indirectly, sell with recourse any of its notes or accounts receivable in excess of $100,000,000 in the aggregate at any one time, other than those arising from the export outside of the United States of goods or services.

     SECTION 7.2.6  Dividends.  Neither the Borrower nor either Guarantor shall
                    ---------
pay any dividends to its respective shareholders upon the occurrence, or during the continuance of, any Default.

     SECTION 7.2.7  Inconsistent Agreements.  The Borrower will not, and will
                    -----------------------
not permit either Guarantor or any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by any borrowing by the Borrower made hereunder or by the performance by the Borrower or any other Loan Party of their respective obligations hereunder or under any Loan Document.

     SECTION 7.2.8  Loans, Advances and Investments.  The Borrower will not, and
                    -------------------------------
will not permit either Guarantor or any Subsidiary to, make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except:

          (i) advances or extensions of credit on terms customary in the industry involved in the form of accounts or other receivables incurred, and investments, loans and advances made in settlement of such accounts receivable, all in the ordinary course of business;

          (ii)  Permitted Investments;

          (iii) investments, loans or advances to or in the Borrower or in any Subsidiary or in either Guarantor;

          (iv) loans or advances to employees of the Borrower, either Guarantor or any Subsidiary in the ordinary course of their respective businesses, consistent with past practices, not to exceed $1,000,000 in aggregate amount at any time outstanding; and

          (v) other investments, loans or advances not exceeding $100,000,000 in the aggregate at any time outstanding.

     SECTION 7.2.9  Guaranties.  Except as described in Item 7.2.9
                    ----------                          ----------
("Guaranties") of the Disclosure Schedule, neither the Borrower, either of the Guarantors nor any subsidiary will enter into any Guaranty prior to the Commitment Termination Date, except for

          (a) Guaranties relating to operating and capital leases on which the Borrower, such Guarantor or such Subsidiary is lessee;

          (b)   the Parent Guaranty and any Significant Subsidiary Guaranty;

          (c) Guaranties (other than Guaranties described in clause (b) of this
                                                             ----------
     Section 7.2.9 and Guaranties described in Item 7.2.9 of the Disclosure
     -------------                             ----------
     Schedule) not to exceed $25,000,000 in aggregate amount at any time outstanding of Indebtedness for Borrowed Money;

          (d) contingent obligations arising or existing as the result of the sale or other disposition of assets;

          (e) Guaranties by the Borrower or either Guarantor of any Indebtedness for Borrowed Money of any Subsidiary permitted under Section 7.2.1;
                                                          --------------

          (f) Guaranties by the Borrower or either Guarantor not to exceed $75,000,000 in aggregate amount at any time outstanding of any obligations of any Person other than any Subsidiary or any of its Affiliates; and

          (g) Guarantees by the Borrower, any Subsidiary or either Guarantor of any obligation of the Borrower, any Subsidiary or other Guarantor incurred or existing in the ordinary course of business, consistent with past practice and not to secure indebtedness for Borrowed Money, such as in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts entered into in the ordinary course of business or to secure obligations on surety or appeal bonds.

     SECTION 7.2.10 Securities.  The Borrower will not, and will not permit
                    ----------
either Guarantor or any Subsidiary to, make any distributions, redemptions, prepayments, defeasances or repurchases of its securities upon the occurrence or during the continuance of any Default. The Borrower will not, and will not permit any Significant Subsidiary to, issue any capital stock to any Person other than either Guarantor, any other Significant Subsidiary or the Borrower.

     SECTION 7.2.11 Business Activities.  The Borrower will not, and will not
                    -------------------
permit the Guarantors or any Significant Subsidiary to:

          (a) operate its business other than in the ordinary and usual course; and

          (b) engage in any type of business except the businesses of the type or substantially related to the type so operated by the Borrower, such Guarantor or such Significant Subsidiary on the Effective Date.

                                 ARTICLE VIII

                               EVENTS OF DEFAULT

     SECTION 8.1    Events of Default. The term "Event of Default" shall mean
                    -----------------            ----------------
each of the following events:

     SECTION 8.1.1  Non-Payment of Liabilities. The Borrower shall default in
                    --------------------------
the payment or prepayment when due, whether at stated maturity, by acceleration, or otherwise, of any principal of any Note, or the Borrower shall default (and such default shall continue unremedied for a period of three days) in the payment when due, whether at stated maturity, by acceleration, or otherwise, of interest on any Note, of any commitment fee or of any other Liability.

     SECTION 8.1.2  Non-Performance of Certain Covenants.  The Borrower
                    ------------------------------------
shall default in the due performance and observance of any of its obligations under Section 7.2 of this Agreement and such default shall continue unremedied
      -----------
for 10 days after notice thereof shall have been given to the Borrower by the Bank at the request of the Bank.

     SECTION 8.1.3  Certain Defaults on Other Indebtedness for Borrowed
                    ---------------------------------------------------
Money.  Any default shall occur under the terms applicable to any Indebtedness
-----
for Borrowed Money outstanding in a principal amount exceeding individually or in the aggregate $25,000,000 of the Borrower, the Guarantors or any Significant Subsidiary representing any borrowing or financing or arising under any other lease or material agreement, and such default shall:

          (a) consist of the failure to pay Indebtedness for Borrowed Money at the maturity thereof; or

          (b) continue without being cured or waived (so long as such cure or waiver did not involve any payment of principal of such Indebtedness for Borrowed Money) for a period of time sufficient to permit acceleration of Indebtedness for Borrowed Money.

     SECTION 8.1.4  Bankruptcy, Insolvency, etc.  The Borrower, either Guarantor
                    ----------------------------
or any Significant Subsidiary shall become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due; or the Borrower, either Guarantor or any Significant Subsidiary shall apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower, such Guarantor or such Significant Subsidiary or any property of any thereof, or make a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver, sequestrator or other custodian shall be appointed for the Borrower, either Guarantor or any Significant Subsidiary or for a substantial part of the property of any thereof and not be discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, shall be commenced in respect of the Borrower, either Guarantor or any Significant Subsidiary, and, if such case or proceeding is not commenced by the Borrower, such Guarantor or such significant Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower, such Guarantor or such Significant Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or the Borrower, either Guarantor or any Significant Subsidiary shall take any corporate action to authorize, or in furtherance of, any of the foregoing.

     SECTION 8.1.5  Control of the Borrower or CEI.  Any Change in Control shall
                    ------------------------------
occur on or after January 1, 1992.

     SECTION 8.1.6  Non-Performance of Other Obligations.  Any Loan Party shall
                    ------------------------------------
default in the due performance and observance of any other agreement, applicable to it, contained in this Agreement or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Bank.

     SECTION 8.1.7  Breach of Representation or Warranty.  Any representation or
                    ------------------------------------
warranty of any Loan Party in any Loan Document or in any writing furnished after the date of this Agreement by or on behalf of any Loan Party to the Bank for the purposes of or in connection with this Agreement is or shall be incorrect in any material respect when made.

     SECTION 8.1.8  Pension Plans.  Any of the following events shall occur with
                    -------------
respect to any Pension Plan

          (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $25,000,000; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

     SECTION 8.1.9  Judgments.  A final judgment to the extent not covered by
                    ---------
insurance that, with other such outstanding final judgments against the Borrower, either Guarantor and the Subsidiaries exceeds an aggregate of $10,000,000 shall be rendered against the Borrower, either Guarantor or any Subsidiary and if, within 60 days after entry thereof, such judgment shall not have been discharged or otherwise satisfied or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any such stay, such judgment shall not have been discharged or otherwise satisfied.

     SECTION 8.1.10 Parent Guaranty, Significant Subsidiary Guaranty and
                    ----------------------------------------------------
Subordination.  The Parent Guaranty or any Significant Subsidiary Guaranty or
-------------
any

Subordination Agreement shall cease to be in full force and effect or any Loan Party or any Person by, through or on behalf of any Loan Party shall contest in any manner in writing the validity, binding nature or enforceability of either the Parent Guaranty, any Significant Subsidiary Guaranty or any Subordination Agreement.

     SECTION 8.1.11 Credit Rating.  Borrower having neither a Credit Rating from
                    -------------
S&P nor Moody's, at the same time.

     SECTION 8.2    Action if Bankruptcy.  If any Event of Default described in
                    --------------------
Section 8.1.4 shall occur with respect to the Borrower, the outstanding
-------------
principal amount of all outstanding Notes and all other Liabilities shall be and become immediately due and payable, without notice or demand.

     SECTION 8.3    Action if Other Event of Default.  If any Event of Default
                    --------------------------------
(other than an Event of Default described in Section 8.1.4 with respect to the
                                             -------------
Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Bank may, without notice or demand, declare all or any portion of the outstanding principal amount of the Loans to be due and payable and any or all other Liabilities to be due and payable, whereupon the full unpaid amount of such Loans and any and all other Liabilities which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

                                  ARTICLE IX

                          NO PREFERENTIAL PROVISIONS

     SECTION 9.1    No Preferential Provisions.  The Borrower is a party to
                    --------------------------
separate senior revolving loan agreements having terms substantially similar to the terms of this Agreement and may from time to time enter into additional or replacement senior revolving loan agreements with one or more financial institutions having terms substantially similar to the terms of this Agreement (any such agreement [including this Agreement], a "Senior Revolving Loan Agreement", and each lender under a Senior Revolving Loan Agreement [including the Bank], a "Senior Revolving Lender"). The Borrower shall not consent to or otherwise effect any amendment to a Senior Revolving Loan Agreement or any document or instrument delivered pursuant thereto, or enter into any additional agreement or deliver any additional instrument in respect of a Senior Revolving Loan Agreement, that places another Senior Revolving Lender in a position that is materially superior to that of the Bank, unless prior to taking any such action, the Borrower shall have offered to the Bank the opportunity to incorporate the terms of such proposed amendment into the terms of this Agreement or the documents or instruments delivered pursuant hereto or to become party to or otherwise benefit from the terms of such additional document or instrument or a similar document or instrument.

     SECTION 9.2    Pro Rate Borrowings and Payments.  All Borrowings, all
                    --------------------------------
interest payments and all principal payments and prepayments under all Senior Revolving Loan Agreements shall be made based on each Senior Revolving Lender's pro rata share of the aggregate total of the Commitments of all Senior Revolving
--- ----
Loan Agreements.


                                   ARTICLE X

                                 MISCELLANEOUS

     SECTION 10.1   Waivers, Amendments, etc.  The provisions of this Agreement
                    -------------------------
and of each Loan Document may from time to time be amended, modified, or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Bank.

     No failure or delay on the part of the Bank or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Bank, or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 10.2   Notices.  All notices and other communications provided to
                    -------
any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to it at its address set forth in Exhibit N hereto or at such other address as may be
                     ---------
designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or sent by nationally recognized courier, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes and electronically confirmed in the case of any facsimile).

     SECTION 10.3   Costs and Expenses.  The Borrower agrees to reimburse the
                    ------------------
Bank upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses and the allocated costs of in-house counsel and legal staff) incurred by the Bank in enforcing the obligations of the Borrower, either Guarantor or any Significant Subsidiary under this Agreement or any other Loan Document.

     SECTION 10.4   Indemnification.  In consideration of the execution and
                    ---------------
delivery of this Agreement by the Bank and the extension of the Commitment, the Borrower hereby indemnifies, exonerates and holds the Bank and each of its officers, directors, employees, and agents (the "Bank Parties") free and harmless from and against any and all
             ------------
actions, causes of action, suits, losses, costs, liabilities and damages, and expenses actually incurred in connection therewith (irrespective of whether such Bank Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Bank Parties or any of them as a
------------------------
result of, or arising out of, or relating to the entering into and performance of this Agreement and any other Loan Document by any of the Bank Parties; except for any such Indemnified Liabilities arising for the account of a particular Bank Party by reason of the relevant Bank Party's breach of this Agreement or of any Loan Document or gross negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 10.5   Survival.  The obligations of the Borrower under Sections
                    --------                                         --------
4.4, 4.5, 10.3, and 10.4 shall in each case survive any termination of this
---  ---  ----      ----
Agreement. The representations and warranties made by each Loan Party in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 10.6   Severability.  Any provision of this Agreement or any other
                    ------------
Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7   Headings.  The various headings of this Agreement and of
                    --------
each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such Loan Document or any provisions hereof or thereof.

     SECTION 10.8   Counterparts, Effectiveness, etc.  This Agreement may be
                    ---------------------------------
executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Bank and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof are executed on behalf of the Borrower and the Bank.

     SECTION 10.9   Governing Law; Entire Agreement.  THIS AGREEMENT, THE NOTES,
                    -------------------------------
AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 10.10  Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:
                        --------  -------

          (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Bank; and

          (b) the rights of sale, assignment, participation and transfer by the Bank are subject to Section 10.11.
                         -------------

     SECTION 10.11  Sale and Transfers, etc., of Loans and Notes; Participations
                    ------------------------------------------------------------
in Loans and Notes.
------------------

          (a) The Bank may at any time sell to one or more banks or other entities ("Participants") participating interests in all or any portion of
                ------------
     its Commitment and Loans or any other rights or interest of the Bank hereunder (its "Credit Exposure"). In the event of any such sale by a Bank
                     ---------------
     of participating interests to a Participant, the Bank shall notify the Borrower of the identity of such Participant, the Bank's obligations under this Agreement shall remain unchanged, the Bank shall remain solely responsible for the performance thereof, the Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower shall continue to deal solely and directly with such Bank in connection with the Bank's rights and obligations under this Agreement. Except in the case of the sale of a participation to an Affiliate of the Bank, any participation permitted hereunder shall be in a minimum amount of at least $5,000,000, and the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in or otherwise encumber its portion of the Commitment or Loans. The Bank agrees that any agreement between the Bank and any such Participant in respect of such participating interest shall not restrict the Bank's right to agree to any amendment, supplement or modification to the Agreement or any of the Loan Documents except to extend the final maturity of any Note, reduce the rate or extend the time of payment of interest thereon or any fees owed to the Bank under this Agreement or any of the Loan Documents, reduce the principal amount of any Note or release any Guaranty. The Borrower hereby acknowledges and agrees that any such disposition described in this Section will give rise to a direct obligation of the Borrower to the Participant, and such Participant shall, for purposes of Sections 3.7, 3.8, 3.9, 4.4 and
                                                 ---------------------------
     4.5, be considered a Bank and may rely on, and possess all rights under,
     ---
     any opinions, certificates, or other Instruments delivered under or in connection with this Agreement or any other Loan Document; provided,
                                                                --------
     however, that, the Borrower shall only be required to deliver information
     -------
     and data required pursuant to this Agreement to the Bank selling or granting a participation in (in whole or in part) its Credit Exposure; and provided, further, that no Participant shall be entitled to payment of any
     --------  -------
     amount under Section 3.9 in excess of that which would have been at the
                  -----------
     date of such participation required to be paid to the selling Bank had no participation occurred. Concurrently with the sale of any participation, the Participant shall execute and deliver to the Borrower and the Bank an instrument in writing specifying its Domestic Office and its LIBOR office and containing an Exemption Representation, and, if such Participant is a Non-United States Person, an Exemption Agreement.

          (b) The Bank (in such capacity the "Assigning Bank") may at any time
                                              --------------
     assign to one or more banks or other entities (each a "Purchasing Bank")
                                                            ---------------
     all or any part of its Credit Exposure, provided that (i) unless assigned to an Affiliate of such Assigning Bank or another Senior Revolving Lender, it assigns its Credit Exposure in an amount not less than $9,000,000 and, unless such assignment covers all of such Assigning Bank's Credit Exposure, such Assigning Bank must retain at least $9,000,000 and (ii) any Purchasing Bank must be acceptable to the Borrower, whose consent shall not be unreasonably withheld, and the Bank's and the Borrower's decisions respecting the same shall be made promptly. In the event of any assignment, the Assigning Bank shall give notice to the Borrower and shall deliver to the Borrower, for its acceptance and recording in its records, an Assignment and Acceptance, which shall include an Exemption Representation and, if such Purchasing Bank is a Non-United States Person, its Exemption Agreement. The Borrower and the Bank agree that to the extent of any assignment, the Purchasing Bank shall be deemed to have the same rights and benefits with respect to the Borrower under this Agreement and any Notes as it would have had if it were a Bank hereunder; provided
                                                                     --------
     that the Borrower shall be entitled to continue to deal solely and directly with the Assigning Bank in connection with the interests so assigned to the Purchasing Bank until the Assignment and Acceptance shall have been delivered to the Borrower collectively by the Assigning Bank and the Purchasing Bank. Upon the assignment of Credit Exposure provided for hereby, the Assigning Bank shall be relieved of its obligations hereunder to the extent of such assignment. In the event of any assignment, the Borrower shall, at its sole cost and expense, prepare and deliver to the Assigning Bank and to the Purchasing Bank new Notes reflecting the effect of such assignment.

          (c) The Borrower authorizes the Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any
                               ----------
     and all financial information in the Bank's possession concerning the Borrower, either Guarantor and any Subsidiary which has been delivered to the Bank by the Borrower, either Guarantor or any Subsidiary pursuant to this Agreement or any other Loan Document or which has been delivered to the Bank by the Borrower, either Guarantor or any Subsidiary in connection with the Bank's credit evaluation of the Borrower, either Guarantor or any Subsidiary prior to entering into this Agreement; provided, that such
                                                       --------
     Transferee or prospective Transferee shall first have executed and delivered to the Borrower a Confidentiality Agreement.

          (d) The Bank shall have the right to collaterally assign its rights hereunder or under any other Loan Document to any Federal Reserve Bank in accordance with applicable law.

     SECTION 10.12  Other Transactions.  Nothing contained herein shall preclude
                    ------------------
the Bank from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.13  Waiver of Jury Trial. THE BANK, AND THE BORROWER HEREBY
                    --------------------
KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BANK, OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS AGREEMENT.

     SECTION 10.14  Consent to Jurisdiction and Service of Process.  Any
                    ----------------------------------------------
judicial proceedings brought against the Borrower with respect to this Agreement or any Note may be brought in any state or federal court of competent jurisdiction in the State of New York and by the execution and delivery of this Agreement the Borrower accepts the nonexclusive jurisdiction of the aforesaid courts. Service of process may be made by any means authorized by federal law or the law of New York. A copy of any such process so served shall be mailed by registered mail to the Borrower at its address set forth below its signature hereto or at such other address as may be designated by the Borrower in a notice to the Bank. Nothing herein shall limit the right of any Bank to bring proceedings against the Borrower in the courts of any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                            CONSOLIDATION COAL COMPANY

                                               /s/ Michael F. Nemser
                                            By-----------------------------
                                            Name: Michael F. Nemser
                                            Title: Vice President-Treasury

                                             MORGAN GUARANTY TRUST COMPANY OF
                                                   NEW YORK

                                                /s/ Caroline Shapiro
                                             By-----------------------------
                                             Title:

                           SCHEDULE TO EXHIBIT 10.1


     In addition, to Exhibit 10.1, Consolidation Coal Company entered into five additional Senior Revolving Loan Agreements of the same date with each of the following banks, all of which are substantially identical to Exhibit 10.1 in all material respects:

     PNC Bank

     The Bank of Nova Scotia

     Citibank N.A.

     Mellon Bank, N.A.